UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT

Pursuant to Regulation A of the Securities Act of 1933

For the fiscal year ended December 31, 2025

Masterworks Vault 3, LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-12289

Delaware	93-1920406
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1 WORLD TRADE CENTER, 57TH FLOOR, NEW YORK, NY 10007

(Full mailing address of principal executive offices)

(203) 518-5172

(Issuer’s telephone number, including area code)

www.masterworks.com

(Issuer’s website)

Series 325 Class A Ordinary Shares, Series 327 Class A Ordinary Shares, Series 330 Class A Ordinary Shares, Series 332 Class A Ordinary Shares, Series 334 Class A Ordinary Shares, Series 337 Class A Ordinary Shares, Series 349 Class A Ordinary Shares, Series 352 Class A Ordinary Shares, Series 355 Class A Ordinary Shares, Series 358 Class A Ordinary Shares, Series 369 Class A Ordinary Shares, Series 371 Class A Ordinary Shares, Series 375 Class A Ordinary Shares, Series 384 Class A Ordinary Shares, Series 388 Class A Ordinary Shares, Series 390 Class A Ordinary Shares, Series 398 Class A Ordinary Shares, Series 400 Class A Ordinary Shares, Series 413 Class A Ordinary Shares, Series 414 Class A Ordinary Shares, Series 431 Class A Ordinary Shares, Series 432 Class A Ordinary Shares, Series 436 Class A Ordinary Shares, Series 447 Class A Ordinary Shares, Series 462 Class A Ordinary Shares, Series 464 Class A Ordinary Shares, Series 466 Class A Ordinary Shares, Series 468 Class A Ordinary Shares, Series 471 Class A Ordinary Shares, Series 474 Class A Ordinary Shares, Series 482 Class A Ordinary Shares, Series 484 Class A Ordinary Shares, Series 487 Class A Ordinary Shares, Series 490 Class A Ordinary Shares, Series 492 Class A Ordinary Shares, Series 493 Class A Ordinary Shares, Series 494 Class A Ordinary Shares, Series 511 Class A Ordinary Shares, Series 518 Class A Ordinary Shares, Series 519 Class A Ordinary Shares

(Securities issued pursuant to Regulation A)

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Part II.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors” in our most recent Offering Circular filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings and offering circular supplements filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Annual Report. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Annual Report, whether as a result of new information, future events or otherwise.

Item 1. Business

As used in this Report, “we,” “our,” “ours,” “us,” or the “Company,” refer to Masterworks Vault 3, LLC, a Delaware series limited liability company and, as the context requires, the series of the Company and the segregated portfolios of Masterworks Cayman, SPC that holds title to the Artwork of each series, individually or collectively. “Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries.

Overview

We are a Delaware series limited liability company formed on June 14, 2023 to facilitate investment in distinct artworks (each, an “Artwork” and collectively, the “Artworks”). We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork is owned by a separate series of the Company. Each series raises investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended (each an “Offering” and, collectively, “Offerings”). The Class A shares of each series represent ordinary membership interests in such series (“Class A shares”) and an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

On or about July 28, 2023, the Company commenced accepting subscriptions for one or more Offerings. As of December 31, 2025, aggregate subscriptions of $43,500,780 had been accepted by the Company and closed upon, resulting in the issuance of an aggregate of 2,175,039 Class A ordinary shares of various series at $20.00 per share. All of the proceeds from each Offering are used to pay, directly or indirectly, for the acquisition of Artwork, and to pay an expense allocation to Masterworks.

During all relevant times following the initial closing of each Offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single entity which may establish internal segregated portfolios. As of December 31, 2025, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

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Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to hold the Artwork for capital appreciation and to display and promote the Artwork so as to enhance its value and broaden its exposure to the art-viewing public. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork.

We are totally reliant on Masterworks to maintain the Artwork and administer our business.

The Art Market

The global art market entered a recovery cycle in 2025 following a prolonged downturn. Combined public auction revenue at Christie’s, Sotheby’s and Phillips, rose approximately 15.5% year-over-year to $9.56 billion. This followed a significant contraction in 2024, when global auction revenue at the three major houses declined 26% to $8.27 billion as fewer major estate consignments came to market and sellers shifted toward private sales.

The recovery was heavily weighted to the second half of the year. The first half of 2025 remained soft, with auction sales at the major houses declining approximately 6% year-over-year, though the rate of decline was less severe than in prior periods. Conditions shifted decisively in the second half as several landmark single-owner collections came to market. The November New York auction season was the strongest in three years, realizing approximately $2.2 billion across the major houses, up approximately 53% from November 2024. The season was anchored by the Leonard Lauder collection, which realized $527.5 million at Sotheby’s, and included record-setting results for Gustav Klimt ($236.3 million, the most expensive Modern work sold at auction) and Frida Kahlo ($54.7 million, the most expensive work by a woman artist sold at auction). Sotheby’s auction sales rose 28.7% and Christie’s 7.2% for the full year.

Impressionist and Modern art led the recovery, with year-over-year growth of approximately 31.4%. Post-War and Contemporary art, the categories most relevant to the Company’s portfolio, remained softer, declining 17.7% and 12.3%, respectively, though buyer appetite for quality works with strong provenance remained firm. The use of third-party guarantees continued to rise, reaching approximately 73% of Post-War and Contemporary evening sale lots in the first half of 2025, the highest share since 2016.

The market for female artists continued to gain momentum, with Frida Kahlo’s record sale a notable milestone. Female surrealists including Leonora Carrington, Remedios Varo, and Leonor Fini continued to see strong demand, and Roy Lichtenstein emerged as the top-selling Post-War artist by annual sales value, driven by estate consignments.

The Post-War & Contemporary Art category has exhibited price appreciation at an estimated annualized rate of 10.24% from 1995 to 2025, versus 10.35% for the S&P 500 Index, with a correlation factor of -0.09), suggesting art’s potential as a risk diversifier.

Looking ahead through 2026, market sentiment has continued to improve following a strong New York auction season in November 2025, which saw approximately $2.2 billion in sales across Christie’s, Sotheby’s and Phillips, the strongest fall auction season in three years and up significantly from the prior year.

The strength of such a sale season can be a signal of renewed market confidence which can attract new supply of quality consignments to market, which has the effect of drawing new bidders to sales. We see this dynamic as potentially the early stages of a recovery cycle. A backlog of major estate sales, which grew over the last several years, remains a potential catalyst for further improvement in market sentiment and opportunity for price discovery. We expect the auction market to play an important role in setting the pace for this next market cycle. Geopolitics and financial-market volatility, however, remain risks to demand, particularly at the top end of the market.

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Through 2025, art market transaction volumes have remained below prior periods, which has reduced near-term opportunities for artwork sales by us and by extension, capital formation for new Masterworks offerings. This has resulted in fewer portfolio exits and corresponding distributions to investors. However, we expect the renewed momentum in market sentiment to create more opportunities for exits in 2026. The Company continues to exercise flexibility in timing sales based on market conditions. For the Administrator, reduced realized sales has decreased cash flows from profit participation, though management fee accruals continue as designed.

We are otherwise not aware of any additional trends, uncertainties, demands, commitments or events that will materially affect our operations.

Administrative Services

Pursuant to a management services agreement by and between the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio, and the Administrator (the “Services Agreement”), the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in each segregated portfolio of Masterworks Cayman (“SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum. SPC Preferred shares have a liquidation preference of $20.00 per share. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Artwork of a series or us, as applicable. Because the Company has no employees and no liquid capital resources, the Company is totally reliant on the Administrator to maintain the Artwork of each series and administer each series’ operations. We may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, the Administrator would be permitted to charge the buyer of the Artwork of a series a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Christie’s or Phillips in effect at such time.

Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities, such as galleries, and individuals who are selling or seeking to sell similar artworks. These other parties may be willing to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors prevailing in the art market, such as the available supply of similar artworks for sale.

Government Regulation

As tangible personal property, art is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Art transactions that cross international borders may be subject to tariffs, duties, and other trade regulations. Recent fluctuations in global trade policy may impact the art market, with certain categories of artwork facing tariffs as high as 27.5% when imported from specific countries. These tariffs can substantially affect acquisition costs, shipping logistics, and overall investment returns. Our business model requires constant monitoring of these evolving trade policies to optimize transaction structures and minimize unnecessary costs to investors. We maintain relationships with customs specialists to navigate these complexities efficiently.

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The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

Risk Factors

Investing in the Class A shares of a series involves a high degree of risk and are only suitable for investors who can hold their investment for an indefinite period and can afford to lose their entire investment. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Class A shares of a series. Prospective investors should consult their accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in a series of the Company. Set forth below is a summary of certain risks that should be considered before making an investment.

Each series owns a unique artwork and whether or not a series will be able to deliver capital appreciation to investors is largely dependent on the art market, which we cannot control. We cannot make any assurance that our business model will be successful. Our operations are dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

We do not expect any series to generate any material amount of revenues and Class A shares do not generate current yield. We do not expect any series to generate any material revenue, so investors will only recognize a return on their investment if the Artwork held by a series is sold or they are able to sell their shares and must be prepared to hold their investment for an indefinite period. An investment in the Class A shares of a series is unsuitable for investors seeking current yield and is only suitable for those seeking long term capital appreciation.

We are undiversified. Investing in a series is highly risky since 100% of such investment is concentrated in a single artwork.

Your ability to trade shares or otherwise exit your investment is highly uncertain. There is no active public market for the Class A shares of a series and an active trading market may not ever develop or, even if developed, may not be available to all shareholders, may not be sustained or may cease to exist. Although we facilitate or intend to facilitate secondary purchases and sales of the Class A shares of a series on an alternative trading system operating by a third-party broker-dealer (the “ATS”), certain investors are not eligible to participate on the ATS, including certain non-U.S. citizens, and it may not provide an effective means to sell your shares or receive a price for your shares that is reflective of the fair value of the Class A shares of a series or the Artwork of such series. The Class A shares of a series are thinly traded and dealers do not typically participate in the trading market, which means that trading is episodic and prices at which trades are executed often do not reflect the underlying value of the Artwork of a series. In addition, we impose restrictions on the transfer of the Class A shares of a series. Accordingly, you should consider the resale market for the Class A shares of a series to be severely limited, as you may be unable to resell your shares without significant expense or it may take a lengthy period of time to do so and you may need to offer to sell them at a price that is considerably lower than the fair value or net asset value of the Class A shares of a series..

Artwork may be sold at a loss. An artwork can decline in value and investors in Masterworks shares may lose all or a significant portion of their investment. Even if the Artwork of a series appreciates in value, the rate of appreciation may be insufficient to cover costs and expenses.

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The Class A shares are illiquid. The Class A shares of a series are not eligible for trading on any stock exchange. We intend to hold the Artwork of a series for an indefinite period and the maintenance of an active trading market for the shares is uncertain. Although you may be able to sell shares on the ATS, no assurance can be given that there will be a liquid market or that you will realize fair value upon any such sale. Historically, trading in Masterworks issuer securities on the ATS has been characterized by low transaction volume and inefficient pricing. Investors should be prepared to hold their investment for an indefinite period of time, as there can be no assurance that the shares can ever be tradable or that the Artwork of a series can be sold.

Costs will diminish returns. Fixed costs, such as the expense allocation and administrative services fees paid to Masterworks and variable costs, such as Masterworks profit sharing and costs to sell the Artwork of a series, will reduce overall returns on invested capital.

Investing in art is subject to numerous risks. These risks include, without limitation (i) claims with respect to authenticity or provenance, (ii) physical damage due to improper storage, poor workmanship, accidents, theft, natural disasters, fire, etc., (iii) legal challenges to ownership, (iv) market risks, (v) economic risks, and (vi) fraud. Also, the artist that produced the Artwork could fall out of favor for a variety of reasons which would reduce an Artwork’s marketability and value. Any of these risks could reduce the value of the Class A shares of a series.

Art is illiquid. Art is a highly illiquid asset and we cannot guarantee that there will be a buyer for the Artwork of a series at any reasonable price or within any given time frame.

Trends in the art market may change. Temporary consumer popularity or trends among collectors may lead to short-term or temporary price increases, followed by decreases in value. Trends are difficult to predict and may adversely impact the value of the Artwork of a series and or our ability to sell the Artwork of a series.

Claims could cause losses. Buying and selling artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Costs associated with litigation and or settlement may be advanced by the Administrator, but are ultimately the responsibility of each series. Accordingly, the existence of any such claims may require us to sell the Artwork of a series at an inopportune time and will reduce the proceeds of a sale that are available to shareholders. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims.

Insurance coverage may be insufficient. Insurance coverage may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. In addition, coverage limits at any point in time may be below fair value.

The Company is totally reliant on Masterworks. The Company has no liquid capital resources and is 100% reliant on Masterworks to maintain and eventually sell the Artwork of each series. If the Masterworks business model were to fail, we would likely need to sell the Artwork of each series and the timing and manner of any such forced sale may be suboptimal to maximize the sale price and value to shareholders. In addition, although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

Masterworks has conflicts of interest. Masterworks earns fees and incurs costs for administering Masterworks issuers such as the Company. Although, there is significant alignment between investors and Masterworks since Masterworks earns fees in the form of equity interests and has a profit sharing interest in each segregated portfolio, Masterworks sells a portion of its equity interests periodically and may earn money from other activities, such as for displaying the Artwork of a series, providing advisory services, future trading in the shares of a series, sale of the Artwork of a series without using a third-party intermediary or in other ways. Masterworks may have financial incentives to hold the Artwork of a series for a long time since it earns management fees for the duration of its holding period. Conversely, Masterworks may have financial incentives to sell the Artwork of a series prematurely to monetize its equity interests. Masterworks’ interests and the interests of its Board of Managers and officers may not always be aligned with your interests.

Liquidation timing is highly uncertain. There can be no assurance as to the timing of a liquidating distribution or that a series will pay a liquidating distribution at all. Investment is only suitable for those who can afford to hold their investment indefinitely and afford to sustain a total loss of capital.

The Board of Managers has complete authority to administer our business consistent with our operating agreement. Our Board of Managers has sole voting power over matters such as mergers, consolidations, acquisitions, winding up and dissolution of the Company and each individual series (as applicable). Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The issuance of equity to the Administrator will have a dilutive effect on the holders of the Class A shares of a series and has priority upon a liquidation event. The Administrator will earn a management services fee for each series in the form of SPC Preferred shares (which are exchangeable for Class A shares of the Company). These fees will, when issued and exchanged (if applicable), effectively dilute your economic interest in the Artwork of a series. In addition, the holders of SPC Preferred shares have a $20.00 per share liquidation preference over the holders of SPC ordinary shares. In the event of a liquidation of a series, the Administrator (or an affiliate of the Administrator that holds the preferred shares of the corresponding segregated portfolio) would receive $20.00 per share of liquidation proceeds, prior to (and in preference to) the holders of the corresponding ordinary shares receiving any amount of such liquidation proceeds.

Employees

None.

Material Legal Proceedings

None.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with our audited Consolidated Financial Statements and the related notes.

Overview

We are a Delaware series limited liability company formed to facilitate investments in distinct Artworks by conducting an offering of Class A shares of one or more series pursuant to a Tier II offering under Regulation A+, acquiring the Artworks and maintaining the Artworks for future sale. We are managed by our affiliate, the Administrator.

During all relevant times following the initial closing of each series offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each series owns 100% of the ordinary share capital of the applicable segregated portfolio, and such segregated portfolio will be treated as a subsidiary of the applicable series for financial reporting purposes. As of December 31, 2025, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

Pursuant to the Services Agreement among Masterworks, the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio and the Administrator, Masterworks manages all of our administrative services and funds all ordinary and necessary costs and expenses to maintain the Artwork of each series. In exchange for these services, the Administrator receives SPC Preferred shares at a rate of 1.5% per annum. The SPC Preferred share issuances are made quarterly in arrears and there is no overall limit to the number of SPC Preferred Shares that may be issued to Masterworks. Masterworks will be entitled to receive $20.00 per SPC Preferred share in preference to distributions to holders of Class A shares. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

In addition, a one-time expense allocation payment to Masterworks by each series from the proceeds of a series offering is intended to be reasonable compensation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks platform and Masterworks intellectual property. No such charges or expenses are otherwise invoiced to the Company.

Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to display, promote and market the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value.

We do not expect to generate any material amount of revenues or cash flow unless and until we sell the Artwork of a series. We are totally reliant on Masterworks to maintain the Artwork and administer our business. Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

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Operating Results

Our operating results for any particular series for any fiscal period following the closing date on which the applicable series offering is fully subscribed will only reflect the management services fee, which includes all ordinary and necessary operating expenses, and any extraordinary or non-recurring items for which we are responsible. Accordingly, differences in operating results from one fiscal period to the next are primarily attributable to the timing of the acquisition and disposition of the Artwork of a series. Operating results for a particular series for any fiscal period may also be affected by changes in the fair value of the Artwork of such series, since the services fee payable to Masterworks in the form of SPC Preferred shares is recorded based on the fair value of the SPC Preferred shares over the time period during which the related services are performed.

During the periods presented in the audited Consolidated Financial Statements included in this Report, neither the Company nor any series was responsible for any extraordinary or non-recurring expenses.

Contingent Liabilities

Neither the Company nor any series had any contingent liabilities as of December 31, 2025.

Income Taxes

We expect that the Company will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit.

We had no federal and state income tax assets, liabilities or expenses (other than for management fees deducted in connection with the Services Agreement) as of and for the year ended December 31, 2025.

Liquidity and Capital Resources of the Administrator

We do not maintain any material liquid assets and, accordingly, we rely upon the Administrator to pay for the maintenance and administration of our Company and the business of each series in accordance with the Services Agreement. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2025 and December 31, 2024, respectively:

	December 31,
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	-	-
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total member’s equity	$29,691,198	$33,561,892

We believe the Administrator has sufficient sources of current and future liquidity to satisfy its obligations under the Services Agreement for the foreseeable future. We do not believe the Company will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future, excluding management fee shares, and we are not permitted to do so under our operating agreement without prior approval of holders of the Class A ordinary shares of such series.

Masterworks, including the Administrator, has experienced considerable growth since inception in 2017, which has been funded through borrowings from Scott W. Lynn, the Founder of Masterworks and equity contributions of approximately $110 million from private investors in October 2021. Masterworks earns the vast majority of its management fees and obtains profits interests in the form of equity interests in issuers sponsored on the Masterworks Platform and periodically sells these equity interests for cash consideration. Masterworks has generated operating losses and negative cash flows from operations since 2022.

The Administrator earns fees in the form of SPC Preferred shares. Once earned the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1, which effectively results in dilution of other Class A shareholders of 1.5% per annum. The direct incremental costs incurred by the Administrator to satisfy its obligations under the Services Agreement are expected to be less than its revenues.

The Administrator has covenanted in the Services Agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the Services Agreement to fund the Company’s and each series operations until the sale of the Artwork of each series. The costs incurred by the Administrator to satisfy its obligations under the Services Agreement and similar agreements for other issuers are expected to be less than its cash inflows, though such cash inflows may be insufficient to fund the Administrator’s operations and growth initiatives. Masterworks intends to fund its ongoing operations and future growth through the sale of management fee shares, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing.

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Masterworks entered into a revolving senior secured promissory note with the Lynn Family Trust 001 in December 2025. The outstanding principal balance of the loan as of December 31, 2025 was $7 million. The loan is secured by substantially all assets of Masterworks, including a pledge of equity interests in the Company beneficially owned by Masterworks. Other than these rights to acquire equity interests from Masterworks in the event of a default under the loan facility, Masterworks creditors have no rights, claims or interest in the assets of the Company.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects that, with scale and maturity of its operations as sales of artwork and management fee shares become a more regular occurrence, the Administrator’s cash inflows will consistently exceed its costs. The Company cannot estimate at this time what the aggregate costs and expenses of the Administrator will be with respect to such activities as they will depend on many factors. Additionally, we intend to own the Artwork of each series for an indefinite period, although we will evaluate any reasonable third party offers to acquire the Artwork of a series following the offering conducted by the series.

Commitments from Affiliates to Fund Operations

We have a written agreement with the Administrator to fund our operations and costs to maintain the Artwork of each series until we sell the Artwork or the earlier termination of the Services Agreement.

Item 3. Directors and Officers

As of the date of this Annual Report, the following table sets forth the names of the executive officers and members of the Board of Managers of the Company and their positions and offices with the Company:

Name	Age	Position

Nigel S. Glenday	43	Chief Executive Officer; Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	58	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	47	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since inception and as Chief Financial Officer and a member of the Board of Managers of the Company since inception. He has also served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since inception and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

10

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since inception and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

Key Employee of Masterworks

Although not an employee of the Company, through its arrangements with Masterworks, the Company significantly relies on services performed by Scott W. Lynn. Biographical information for Mr. Lynn is set forth below.

Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager, through fees we pay to the Administrator, we do not intend to pay any compensation directly to this individual.

11

Compensation of the Administrator

For information regarding the compensation of our Administrator, please see “Management Compensation” in our Offering Statement on Form 1-A filed with the SEC on June 27, 2023, and such section is incorporated herein by reference.

Item 4. Security Ownership of Management and Certain Securityholders

The following table sets forth information about the current beneficial ownership of the Company at December 31, 2025, for:

●	Each person known to us to be the beneficial owner of 10% or more of the Class A shares of any series eligible to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 1 World Trade Center, 57th Floor, New York, New York 10007. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

		Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings
Name of Beneficial Owner	Series	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:	-

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	-	*	-	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	-	*	-	*

Eli D. Broverman, Independent Representative (1)	-	-	*	-	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	-	-	*	-	*

10% Holders:

Jeffrey Spurlock	Series 330			3,885	10.00%
Chris Dardis	Series 355			10,000	10.25%
Grant Monahon	Series 493			2,500	10.08%
Jason Klapper	Series 493			2,500	10.08%

*	Less than 1.0%

(1)	Also serve as members of the Board of Managers of the Company.

12

The Lynn Family Trust 001 (the “Trust”) owns approximately 81% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries. Masterworks beneficially owns 100% of the Company’s non-voting Class B shares and earns SPC Preferred shares pursuant to the Services Agreement at an annual rate of 1.5%.

Class B shares beneficially owned by Masterworks entitle Masterworks to 20% of the profit on sale of the Artwork or the ability to convert such shares into Class A shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and B shares. The amounts reflected in the table do not include any Class A shares which may be issuable upon conversion of Class B shares because such amount is indeterminable, and does not include any Class A shares that Masterworks earned pursuant to a Services Agreement. For additional information regarding the hypothetical number of Class A shares that would be issued to Masterworks upon conversion of its Class B shares at various valuations, see “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS” in our Offering Statement on Form 1-A filed with the SEC on June 27, 2023, which section is incorporated herein by reference.

In addition, the following table represents the number and percentage of Class A shares of a series that are eligible to vote and the number and percentage of Class A shares of a series that are not eligible to vote as of December 31, 2025:

Series	Number of Class A shares eligible to vote	%	Number of Class A shares not eligible to vote	%
Series 325	135,793	77.68%	39,022	22.32%
Series 327	37,500	97.26%	1,056	2.74%
Series 330	38,850	96.39%	1,457	3.61%
Series 332	73,545	96.71%	2,501	3.29%
Series 334	39,849	77.95%	11,270	22.05%
Series 337	56,875	96.67%	1,959	3.33%
Series 349	193,350	97.03%	5,925	2.97%
Series 352	61,350	98.58%	885	1.42%
Series 355	77,017	77.70%	22,102	22.30%
Series 358	63,950	98.78%	787	1.22%
Series 369	59,152	77.75%	16,922	22.25%
Series 371	39,435	77.75%	11,298	22.27%
Series 384	39,700	96.70%	1,354	3.30%
Series 388	39,438	77.61%	11,379	22.39%
Series 390	40,544	77.04%	12,080	22.96%
Series 398	113,934	77.35%	33,353	22.65%
Series 400	105,842	77.33%	31,035	22.67%
Series 413	22,250	97.31%	616	2.69%
Series 414	60,778	78.02%	17,125	21.98%
Series 431	14,950	97.86%	327	2.14%
Series 432	84,050	98.02%	1,699	1.98%
Series 436	19,950	97.80%	448	2.20%
Series 447	13,050	98.89%	146	1.11%
Series 462	22,485	99.10%	204	0.90%
Series 464	113,675	98.87%	1,297	1.13%
Series 466	27,743	99.43%	160	0.57%
Series 468	55,157	99.74%	144	0.26%
Series 471	66,869	99.01%	672	0.99%
Series 474	22,200	98.97%	230	1.03%
Series 482	21,107	100.00%	-	-
Series 484	58,315	99.45%	321	0.55%
Series 487	10,134	99.57%	44	0.43%
Series 490	25,550	99.91%	22	0.09%
Series 492	5,985	100.00%	-	-
Series 493	24,749	99.42%	144	0.58%
Series 494	53,030	100.00%	-	-

Item 5. Interest of Management and Others in Certain Transactions

For further details, please see Note 2, “Related Party Transactions” and Note 6, “Subsequent Events” in Item 7, Consolidated Financial Statements.

Item 6. Other Information

None.

13

Item 7. Consolidated Financial Statements

Masterworks Vault 3, LLC

Consolidated Financial Statements

January 1, 2025 - December 31, 2025

and January 1, 2024 - December 31, 2024

F-1

Independent auditor’s report

To the Board of Managers and Members of

Masterworks Vault 3, LLC

Opinion

We have audited the accompanying consolidated financial statements of Masterworks Vault 3, LLC (the “Company”) as a whole, on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2025 and 2024, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, and the related notes to the consolidated financial statements. We have also audited the accompanying consolidated financial statements of each listed Series of the Company, which comprise each listed Series’ consolidated balance sheet as of December 31, 2025 and 2024, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, for each listed Series, and the related notes to each listed Series’ consolidated financial statements.

In our opinion, the consolidated financial statements for the Company as a whole and for each Series referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, the financial position of each listed Series as of December 31, 2025 and 2024, the results of the Company’s consolidated operations, its member’s equity and its cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, and the results of each listed Series’ consolidated operations, its member’s equity and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits and in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements of the Company and each listed Series’ consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements of the Company as a whole or on each listed Series’ consolidated financial statements.

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements of the Company and each listed Series’ consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements of the Company and each Series’ consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

AGD Legal, S. C.

Cancun, Quintana Roo

April 1, 2026

F-3

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 325	Series 327	Series 330	Series 332	Series 334	Series 337
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	130	130	130	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	130	130	130	130	130
Artwork	3,441,000	750,000	777,000	1,471,000	1,010,000	1,138,000
Total Assets	$3,441,130	750,130	777,130	1,471,130	1,010,130	1,138,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$3,441,130	750,130	777,130	1,471,130	1,010,130	1,138,130

Noncontrolling interests in consolidated subsidiary	47,940	21,120	28,140	49,920	12,574	38,930
Members’ Equity	3,393,190	729,010	748,990	1,421,210	997,556	1,099,200

Total Liabilities And Members’ Equity	$3,441,130	750,130	777,130	1,471,130	1,010,130	1,138,130

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 349	Series 352	Series 355	Series 358	Series 369	Series 371
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	120	120	243	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	120	120	120	243	130
Artwork	3,867,000	1,227,000	1,951,000	1,279,000	1,499,000	999,000
Total Assets	$3,867,130	1,227,120	1,951,120	1,279,120	1,499,243	999,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	133	-
Total Current Liabilities	-	-	-	-	133	-
Total Liabilities	$-	-	-	-	133	-
Members’ Equity:
Total Members’ Equity	$3,867,130	1,227,120	1,951,120	1,279,120	1,499,110	999,130

Noncontrolling interests in consolidated subsidiary	118,500	17,746	27,736	15,740	22,734	14,153
Members’ Equity	3,748,630	1,209,374	1,923,384	1,263,380	1,476,376	984,977

Total Liabilities And Members’ Equity	$3,867,130	1,227,120	1,951,120	1,279,120	1,499,243	999,130

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 375	Series 384	Series 388	Series 390	Series 398	Series 400
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	130	130	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	130	130	120	120	120
Artwork	-	794,000	999,000	1,027,000	2,886,000	2,681,000
Total Assets	$-	794,130	999,130	1,027,120	2,886,120	2,681,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	794,130	999,130	1,027,120	2,886,120	2,681,120

Noncontrolling interests in consolidated subsidiary	-	28,416	17,360	21,080	50,280	56,560
Members’ Equity	-	765,714	981,770	1,006,040	2,835,840	2,624,560

Total Liabilities And Members’ Equity	$-	794,130	999,130	1,027,120	2,886,120	2,681,120

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 413	Series 414	Series 431	Series 432	Series 436	Series 447
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	720	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	720	120	120	120	120
Artwork	445,000	1,540,000	299,000	1,681,000	399,000	261,000
Total Assets	$445,120	1,540,720	299,120	1,681,120	399,120	261,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	600	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	200	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	800	-	-	-	-
Total Liabilities	$-	800	-	-	-	-
Members’ Equity:
Total Members’ Equity	$445,120	1,539,920	299,120	1,681,120	399,120	261,120

Noncontrolling interests in consolidated subsidiary	12,320	18,440	6,725	33,980	8,960	3,025
Members’ Equity	432,800	1,521,480	292,395	1,647,140	390,160	258,095

Total Liabilities And Members’ Equity	$445,120	1,540,720	299,120	1,681,120	399,120	261,120

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 462	Series 464	Series 466	Series 468	Series 471	Series 474
ASSETS
Current Assets:
Cash and Cash Equivalents	$770	610	20,150	5,598	110	110
Receivable from Affiliates	100	-	-	-	-	-
Total Current Assets	870	610	20,150	5,598	110	110
Artwork	450,000	2,276,000	555,000	1,138,000	1,343,000	444,000
Total Assets	$450,870	2,276,610	575,150	1,143,598	1,343,110	444,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$760	500	20,040	5,488	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	300	2,500	140	33,180	5,620	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	1,060	3,000	20,180	38,668	5,620	-
Total Liabilities	$1,060	3,000	20,180	38,668	5,620	-
Members’ Equity:
Total Members’ Equity	$449,810	2,273,610	554,970	1,104,930	1,337,490	444,110

Noncontrolling interests in consolidated subsidiary	4,080	25,940	3,200	2,880	13,440	4,600
Members’ Equity	445,730	2,247,670	551,770	1,102,050	1,324,050	439,510

Total Liabilities And Members’ Equity	$450,870	2,276,610	575,150	1,143,598	1,343,110	444,110

The accompanying notes are an integral part of these consolidated financial statements.

F-8

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 482	Series 484	Series 487	Series 490	Series 492	Series 493
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	710	7,790	110	110	330
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	710	7,790	110	110	330
Artwork	444,000	1,178,000	209,000	516,000	389,000	496,000
Total Assets	$444,110	1,178,710	216,790	516,110	389,110	496,330
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	600	7,680	-	-	220
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	21,700	11,700	6,160	5,000	269,300	1,020
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	21,700	12,300	13,840	5,000	269,300	1,240
Total Liabilities	$21,700	12,300	13,840	5,000	269,300	1,240
Members’ Equity:
Total Members’ Equity	$422,410	1,166,410	202,950	511,110	119,810	495,090

Noncontrolling interests in consolidated subsidiary	-	6,420	880	440	-	2,880
Members’ Equity	422,410	1,159,990	202,070	510,670	119,810	492,210

Total Liabilities And Members’ Equity	$444,110	1,178,710	216,790	516,110	389,110	496,330

The accompanying notes are an integral part of these consolidated financial statements.

F-9

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 494	Series 511	Series 518	Series 519	Series 373	Series General	Series Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$12,900	100	302,100	100	-	(8,954)	346,338
Receivable from Affiliates	-	-	-	-	-	11,172	11,272
Total Current Assets	12,900	100	302,100	100	-	2,218	357,610
Artwork	3,333,000	-	-	-	-	-	45,192,000
Total Assets	$3,345,900	100	302,100	100	-	2,218	45,549,610
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$12,800	-	302,000	-	-	-	350,689
Management services fee payable	-	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	2,272,400	-	-	-	-		2,629,220
Other amounts due to affiliates	-	-	-	-	-	2,218	2,351
Total Current Liabilities	2,285,200	-	302,000	-	-	2,218	2,982,260
Total Liabilities	$2,285,200	-	302,000	-	-	2,218	2,982,260
Members’ Equity:
Total Members’ Equity	$1,060,700	100	100	100	-	-	42,567,350

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-	737,140
Members’ Equity	1,060,700	100	100	100	-	-	41,830,210

Total Liabilities And Members’ Equity	$3,345,900	100	302,100	100	-	2,218	45,549,610

The accompanying notes are an integral part of these consolidated financial statements.

F-10

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 325	Series 327	Series 330	Series 332	Series 334	Series 337
ASSETS
Current Assets:
Cash and Cash Equivalents	$26,820	120	120	120	6,720	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	26,820	120	120	120	6,720	120
Artwork	3,441,000	750,000	777,000	1,471,000	1,010,000	1,138,000
Total Assets	$3,467,820	750,120	777,120	1,471,120	1,016,720	1,138,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$26,700	-	-	-	6,600	-
Amounts due to affiliate for purchase of artwork	122,500	-	-	-	340,500	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	149,200	-	-	-	347,100	-
Total Liabilities	$149,200	-	-	-	347,100	-
Members’ Equity:
Total Members’ Equity	$3,318,620	750,120	777,120	1,471,120	669,620	1,138,120

Noncontrolling interests in consolidated subsidiary	3,720	9,840	16,140	27,360	-	21,651
Members’ Equity	3,314,900	740,280	760,980	1,443,760	669,620	1,116,469

Total Liabilities And Members’ Equity	$3,467,820	750,120	777,120	1,471,120	1,016,720	1,138,120

The accompanying notes are an integral part of these consolidated financial statements.

F-11

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 349	Series 352	Series 355	Series 358	Series 369	Series 371
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	12,630	9,310	36,970	1,499,365	2,120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	12,630	9,310	36,970	1,499,365	2,120
Artwork	3,867,000	1,227,000	1,951,000	1,279,000	-	999,000
Total Assets	$3,867,120	1,239,630	1,960,310	1,315,970	1,499,365	1,001,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	12,520	9,200	36,860	1,489,000	2,000
Amounts due to affiliate for purchase of artwork	-	190,540	60,320	382,700	-	26,400
Other amounts due to affiliates	-	-	-	-	10,265	-
Total Current Liabilities	-	203,060	69,520	419,560	1,499,265	28,400
Total Liabilities	$-	203,060	69,520	419,560	1,499,265	28,400
Members’ Equity:
Total Members’ Equity	$3,867,120	1,036,570	1,890,790	896,410	100	972,720

Noncontrolling interests in consolidated subsidiary	59,700	-	2,120	-	-	800
Members’ Equity	3,807,420	1,036,570	1,888,670	896,410	100	971,920

Total Liabilities And Members’ Equity	$3,867,120	1,239,630	1,960,310	1,315,970	1,499,365	1,001,120

The accompanying notes are an integral part of these consolidated financial statements.

F-12

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 375	Series 384	Series 388	Series 390	Series 398	Series 400
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	120	120	110	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	120	120	110	110	110
Artwork	-	794,000	999,000	1,027,000	2,886,000	2,681,000
Total Assets	$-	794,120	999,120	1,027,110	2,886,110	2,681,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	13,500	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	13,500	-	-	-
Total Liabilities	$-	-	13,500	-	-	-
Members’ Equity:
Total Members’ Equity	$-	794,120	985,620	1,027,110	2,886,110	2,681,110

Noncontrolling interests in consolidated subsidiary	-	15,172	2,480	9,900	16,320	16,000
Members’ Equity	-	778,948	983,140	1,017,210	2,869,790	2,665,110

Total Liabilities And Members’ Equity	$-	794,120	999,120	1,027,110	2,886,110	2,681,110

The accompanying notes are an integral part of these consolidated financial statements.

F-13

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 413	Series 414	Series 431	Series 432	Series 436	Series 447
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	8,730	110	110	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	8,730	110	110	110	110
Artwork	445,000	1,540,000	299,000	1,681,000	399,000	261,000
Total Assets	$445,110	1,548,730	299,110	1,681,110	399,110	261,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	8,620	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	350,780	-	-	-	22,500
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	359,400	-	-	-	22,500
Total Liabilities	$-	359,400	-	-	-	22,500
Members’ Equity:
Total Members’ Equity	$445,110	1,189,330	299,110	1,681,110	399,110	238,610

Noncontrolling interests in consolidated subsidiary	5,600	-	1,980	8,540	2,960	-
Members’ Equity	439,510	1,189,330	297,130	1,672,570	396,150	238,610

Total Liabilities And Members’ Equity	$445,110	1,548,730	299,110	1,681,110	399,110	261,110

The accompanying notes are an integral part of these consolidated financial statements.

F-14

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 462	Series 464	Series 466	Series 468	Series 471	Series 474
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Receivable from Affiliates	100	-	100	-	-	-
Total Current Assets	100	-	100	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$100	-	100	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$100	-	100	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	100	-	100	-	-	-

Total Liabilities And Members’ Equity	$100	-	100	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-15

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 482	Series 484	Series 487	Series 490	Series 492	Series 493
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-16

MASTERWORKS VAULT 3, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 494	Series 511	Series 518	Series 519	Series 373	Series General	Series Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	1,128	1,605,513
Receivable from Affiliates	-	-	-	-	-	-	200
Total Current Assets	-	-	-	-	-	1,128	1,605,713
Artwork	-	-	-	-	-	-	30,922,000
Total Assets	$-	-	-	-	-	1,128	32,527,713
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-	1,591,500
Amounts due to affiliate for purchase of artwork	-	-	-	-	-		1,509,740
Other amounts due to affiliates	-	-	-	-	-	1,128	11,393
Total Current Liabilities	-	-	-	-	-	1,128	3,112,633
Total Liabilities	$-	-	-	-	-	1,128	3,112,633
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-	29,415,080

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-	220,283
Members’ Equity	-	-	-	-	-	-	29,194,797

Total Liabilities And Members’ Equity	$-	-	-	-	-	1,128	32,527,713

The accompanying notes are an integral part of these consolidated financial statements.

F-17

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 325	Series 327	Series 330	Series 332	Series 334	Series 337
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$51,600	11,280	12,000	22,560	12,574	17,280
Total Expenses	51,600	11,280	12,000	22,560	12,574	17,280
Net Income/(Loss)	$(51,590)	(11,270)	(11,990)	(22,550)	(12,564)	(17,270)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.31)	(0.31)	(0.26)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	171,597	37,547	38,900	73,644	47,924	56,972

The accompanying notes are an integral part of these consolidated financial statements.

F-18

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 349	Series 352	Series 355	Series 358	Series 369	Series 371
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$58,800	17,746	29,796	15,740	22,734	15,393
Total Expenses	58,800	17,746	29,796	15,740	22,734	15,393
Net Income/(Loss)	$(58,790)	(17,736)	(29,786)	(15,730)	(22,724)	(15,383)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.29)	(0.31)	(0.26)	(0.30)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	193,595	60,344	97,218	61,155	74,986	49,874

The accompanying notes are an integral part of these consolidated financial statements.

F-19

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 375	Series 384	Series 388	Series 390	Series 398	Series 400
Income:
Royalties	$-	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	13,244	14,880	15,600	43,440	40,560
Total Expenses	-	13,244	14,880	15,600	43,440	40,560
Net Income/(Loss)	$-	(13,234)	(14,870)	(15,590)	(43,430)	(40,550)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	(0.33)	(0.30)	(0.30)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	39,751	49,748	51,415	144,481	134,219

The accompanying notes are an integral part of these consolidated financial statements.

F-20

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 413	Series 414	Series 431	Series 432	Series 436	Series 447
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$6,720	18,440	4,745	25,440	6,000	3,025
Total Expenses	6,720	18,440	4,745	25,440	6,000	3,025
Net Income/(Loss)	$(6,710)	(18,430)	(4,735)	(25,430)	(5,990)	(3,015)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.25)	(0.32)	(0.30)	(0.30)	(0.24)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	22,278	73,668	14,969	84,156	19,975	12,734

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 462	Series 464	Series 466	Series 468	Series 471	Series 474
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$4,080	25,940	3,200	2,880	13,440	4,600
Total Expenses	4,080	25,940	3,200	2,880	13,440	4,600
Net Income/(Loss)	$(4,070)	(25,930)	(3,190)	(2,870)	(13,430)	(4,590)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.19)	(0.23)	(0.12)	(0.06)	(0.21)	(0.21)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	21,951	111,559	26,695	51,986	65,107	22,189

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 482	Series 484	Series 487	Series 490	Series 492	Series 493
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	6,420	880	440	-	2,880
Total Expenses	-	6,420	880	440	-	2,880
Net Income/(Loss)	$10	(6,410)	(870)	(430)	10	(2,870)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	(0.12)	(0.10)	(0.02)	0.00	(0.12)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	12,772	55,452	9,046	20,889	2,801	24,038

The accompanying notes are an integral part of these consolidated financial statements.

F-23

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 494	Series 511	Series 518	Series 519	Series General	Consolidated
Income:
Royalties	$-	-	-	-	-	350
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-		350
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	544,358
Total Expenses	-	-	-	-	-	544,358
Net Income/(Loss)	$-	-	-	-	-	(544,008)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-24

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 325	Series 327	Series 330	Series 332	Series 334	Series 337
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$3,720	9,840	11,760	22,080	-	17,291
Total Expenses	3,720	9,840	11,760	22,080	-	17,291
Net Income/(Loss)	$(3,710)	(9,830)	(11,750)	(22,070)	10	(17,281)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.04)	(0.27)	(0.30)	(0.30)	0.00	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	88,850	36,664	38,850	73,550	23,615	56,900

The accompanying notes are an integral part of these consolidated financial statements.

F-25

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 349	Series 352	Series 355	Series 358	Series 369	Series 371
Income:
Royalties	$10	10	10	10	-	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	-	10
Expenses:
Share-based compensation - administrative services fees	$58,080	-	2,120	-	-	800
Total Expenses	58,080	-	2,120	-	-	800
Net Income/(Loss)	$(58,070)	10	(2,110)	10	-	(790)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	0.00	(0.04)	0.00	-	(0.02)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	193,350	28,972	59,634	10,871	-	31,705

The accompanying notes are an integral part of these consolidated financial statements.

F-26

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 375	Series 384	Series 388	Series 390	Series 398	Series 400
Income:
Royalties	$-	10	10	10	10	10
Gain on sale of artwork	89,000	-	-	-	-	-
Total Income	$89,000	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$2,265	12,552	2,480	9,900	16,320	16,000
Total Expenses	2,265	12,552	2,480	9,900	16,320	16,000
Net Income/(Loss)	$86,735	(12,542)	(2,470)	(9,890)	(16,310)	(15,990)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$3.39	(0.32)	(0.07)	(0.21)	(0.14)	(0.15)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	20,501	39,700	34,653	47,684	113,126	110,149

The accompanying notes are an integral part of these consolidated financial statements.

F-27

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 413	Series 414	Series 431	Series 432	Series 436	Series 447
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$5,600	-	1,980	8,540	2,960	-
Total Expenses	5,600	-	1,980	8,540	2,960	-
Net Income/(Loss)	$(5,590)	10	(1,970)	(8,530)	(2,950)	10

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.25)	0.00	(0.13)	(0.10)	(0.15)	0.00
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	22,250	27,792	14,906	83,988	19,950	11,900

The accompanying notes are an integral part of these consolidated financial statements.

F-28

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 462	Series 464	Series 466	Series 468	Series 471	Series 474
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-29

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 482	Series 484	Series 487	Series 490	Series 492	Series 493
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-30

MASTERWORKS VAULT 3, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 494	Series 511	Series 518	Series 519	Series General	Series Consolidated
Income:
Royalties	$-	-	-	-	-	220
Gain on sale of artwork	-	-	-	-	-	89,000
Total Income	$-	-	-	-		89,220
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	204,288
Total Expenses	-	-	-	-	-	204,288
Net Income/(Loss)	$-	-	-	-	-	(115,068)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-31

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Members’ Equity

Series 325
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	28,542	570,850	1,000	$100	$570,950	-	-	$570,950
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	137,383	2,747,660	-	-	2,747,660	-	-	2,747,660
Shares issued to noncontrolling interests for management services	-	-	-	-	-	186	3,720	3,720
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,710)	-	-	(3,710)	-	-	(3,710)
Balance at December 31, 2024	165,925	$3,314,800	1,000	$100	$3,314,900	186	$3,720	$3,318,620

Balance at January 1, 2025	165,925	$3,314,800	1,000	$100	3,314,900	186	3,720	$3,318,620
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	6,125	122,500	-	-	122,500	-	-	122,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,580	51,600	51,600
Shares exchanged	369	7,380	-	-	7,380	(369)	(7,380)	-
Net income/(loss)	-	(51,590)	-	-	(51,590)	-	-	(51,590)
Balance at December 31, 2025	172,419	$3,393,090	1,000	$100	$3,393,190	2,397	$47,940	$3,441,130

Series 327
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	31,104	622,090	1,000	$100	$622,190	-	-	$622,190
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	6,396	127,920	-	-	127,920	-	-	127,920
Shares issued to noncontrolling interests for management services	-	-	-	-	-	492	9,840	9,840
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,830)	-	-	(9,830)	-	-	(9,830)
Balance at December 31, 2024	37,500	$740,180	1,000	$100	$740,280	492	$9,840	$750,120

Balance at January 1, 2025	37,500	$740,180	1,000	$100	740,280	492	9,840	$750,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	564	11,280	11,280
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,270)	-	-	(11,270)	-	-	(11,270)
Balance at December 31, 2025	37,500	$728,910	1,000	$100	$729,010	1,056	$21,120	$750,130

F-32

Series 330
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	38,850	772,630	1,000	$100	$772,730	219	4,380	$777,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	588	11,760	11,760
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,750)	-	-	(11,750)	-	-	(11,750)
Balance at December 31, 2024	38,850	$760,880	1,000	$100	$760,980	807	$16,140	$777,120

Balance at January 1, 2025	38,850	$760,880	1,000	$100	760,980	807	16,140	$777,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	600	12,000	12,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,990)	-	-	(11,990)	-	-	(11,990)
Balance at December 31, 2025	38,850	$748,890	1,000	$100	$748,990	1,407	$28,140	$777,130

Series 332
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	73,550	1,465,730	1,000	$100	$1,465,830	264	5,280	$1,471,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,104	22,080	22,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(22,070)	-	-	(22,070)	-	-	(22,070)
Balance at December 31, 2024	73,550	$1,443,660	1,000	$100	$1,443,760	1,368	$27,360	$1,471,120

Balance at January 1, 2025	73,550	$1,443,660	1,000	$100	1,443,760	1,368	27,360	$1,471,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,128	22,560	22,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(22,550)	-	-	(22,550)	-	-	(22,550)
Balance at December 31, 2025	73,550	$1,421,110	1,000	$100	$1,421,210	2,496	$49,920	$1,471,130

F-33

Series 334
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	3,874	77,490	1,000	$100	$77,590	-	-	$77,590
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	29,601	592,020	-	-	592,020	-	-	592,020
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	33,475	$669,520	1,000	$100	$669,620	-	$-	$669,620

Balance at January 1, 2025	33,475	$669,520	1,000	$100	669,620	-	-	$669,620
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	17,025	340,500	-	-	340,500	-	-	340,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	620	12,574	12,574
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(12,564)	-	-	(12,564)	-	-	(12,564)
Balance at December 31, 2025	50,500	$997,456	1,000	$100	$997,556	620	$12,574	$1,010,130

Series 337
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	56,900	1,133,650	1,000	$100	$1,133,750	218	4,360	$1,138,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	852	17,291	17,291
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(17,281)	-	-	(17,281)	-	-	(17,281)
Balance at December 31, 2024	56,900	$1,116,369	1,000	$100	$1,116,469	1,070	$21,651	$1,138,120

Balance at January 1, 2025	56,900	$1,116,369	1,000	$100	1,116,469	1,070	21,651	$1,138,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	864	17,280	17,280
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(17,270)	-	-	(17,270)	-	-	(17,270)
Balance at December 31, 2025	56,900	$1,099,099	1,000	$100	$1,099,199	1,934	$38,931	$1,138,130

F-34

Series 349
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	187,350	3,745,390	1,000	$100	$3,745,490	81	1,620	$3,747,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	6,000	120,000	-	-	120,000	-	-	120,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,904	58,080	58,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(58,070)	-	-	(58,070)	-	-	(58,070)
Balance at December 31, 2024	193,350	$3,807,320	1,000	$100	$3,807,420	2,985	$59,700	$3,867,120

Balance at January 1, 2025	193,350	$3,807,320	1,000	$100	3,807,420	2,985	59,700	$3,867,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,940	58,800	58,800
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(58,790)	-	-	(58,790)	-	-	(58,790)
Balance at December 31, 2025	193,350	$3,748,530	1,000	$100	$3,748,630	5,925	$118,500	$3,867,130

Series 352
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	51,823	1,036,460	-	-	1,036,460	-	-	1,036,460
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	51,823	$1,036,470	1,000	$100	$1,036,570	-	$-	$1,036,570

Balance at January 1, 2025	51,823	$1,036,470	1,000	$100	1,036,570	-	-	$1,036,570
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	9,527	190,540	-	-	190,540	-	-	190,540
Shares issued to noncontrolling interests for management services	-	-	-	-	-	885	17,746	17,746
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(17,736)	-	-	(17,736)	-	-	(17,736)
Balance at December 31, 2025	61,350	$1,209,274	1,000	$100	$1,209,374	885	$17,746	$1,227,120

F-35

Series 355
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	94,534	1,890,680	-	-	1,890,680	-	-	1,890,680
Shares issued to noncontrolling interests for management services	-	-	-	-	-	106	2,120	2,120
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,110)	-	-	(2,110)	-	-	(2,110)
Balance at December 31, 2024	94,534	$1,888,570	1,000	$100	$1,888,670	106	$2,120	$1,890,790

Balance at January 1, 2025	94,534	$1,888,570	1,000	$100	1,888,670	106	2,120	$1,890,790
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	3,016	60,320	-	-	60,320	-	-	60,320
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,464	29,796	29,796
Shares exchanged	209	4,180	-	-	4,180	(209)	(4,180)	-
Net income/(loss)	-	(29,786)	-	-	(29,786)	-	-	(29,786)
Balance at December 31, 2025	97,759	$1,923,284	1,000	$100	$1,923,384	1,361	$27,736	$1,951,120

Series 358
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	44,815	896,300	-	-	896,300	-	-	896,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	44,815	$896,310	1,000	$100	$896,410	-	$-	$896,410

Balance at January 1, 2025	44,815	$896,310	1,000	$100	896,410	-	-	$896,410
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	19,135	382,700	-	-	382,700	-	-	382,700
Shares issued to noncontrolling interests for management services	-	-	-	-	-	787	15,740	15,740
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(15,730)	-	-	(15,730)	-	-	(15,730)
Balance at December 31, 2025	63,950	$1,263,280	1,000	$100	$1,263,380	787	$15,740	$1,279,120

F-36

Series 369
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	74,950	1,499,000	-	-	1,499,000	-	-	1,499,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,125	22,734	22,734
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(22,724)	-	-	(22,724)	-	-	(22,724)
Balance at December 31, 2025	74,950	$1,476,276	1,000	$100	$1,476,376	1,125	$22,734	$1,499,110

Series 371
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	15,241	304,830	1,000	$100	$304,930	-	-	$304,930
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	33,389	667,780	-	-	667,780	-	-	667,780
Shares issued to noncontrolling interests for management services	-	-	-	-	-	40	800	800
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(790)	-	-	(790)	-	-	(790)
Balance at December 31, 2024	48,630	$971,820	1,000	$100	$971,920	40	$800	$972,720

Balance at January 1, 2025	48,630	$971,820	1,000	$100	971,920	40	800	$972,720
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	1,320	26,400	-	-	26,400	-	-	26,400
Shares issued to noncontrolling interests for management services	-	-	-	-	-	744	15,393	15,393
Shares exchanged	102	2,040	-	-	2,040	(102)	(2,040)	-
Net income/(loss)	-	(15,383)	-	-	(15,383)	-	-	(15,383)
Balance at December 31, 2025	50,052	$984,877	1,000	$100	$984,977	682	$14,153	$999,130

F-37

Series 375
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	20,550	$410,130	1,000	$100	$410,230	44	$880	$411,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	97	2,265	2,265
Shares exchanged	141	3,145	-	-	3,145	(141)	(3,145)	-
Share distributions	(20,691)	(482,772)	(1,000)	(17,338)	(500,110)	-	-	(500,110)
Net income/(loss)	-	69,497	-	17,238	86,735	-	-	86,735
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Share distributions	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	-	$-	$-	-	$-	$-

F-38

Series 384
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	39,700	791,390	1,000	$100	$791,490	131	2,620	$794,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	600	12,552	12,552
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(12,542)	-	-	(12,542)	-	-	(12,542)
Balance at December 31, 2024	39,700	$778,848	1,000	$100	$778,948	731	$15,172	$794,120

Balance at January 1, 2025	39,700	$778,848	1,000	$100	778,948	731	15,172	$794,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	612	13,244	13,244
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(13,234)	-	-	(13,234)	-	-	(13,234)
Balance at December 31, 2025	39,700	$765,614	1,000	$100	$765,714	1,343	$28,416	$794,130

Series 388
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	8,755	175,110	1,000	$100	$175,210	-	-	$175,210
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	40,520	810,400	-	-	810,400	-	-	810,400
Shares issued to noncontrolling interests for management services	-	-	-	-	-	124	2,480	2,480
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,470)	-	-	(2,470)	-	-	(2,470)
Balance at December 31, 2024	49,275	$983,040	1,000	$100	$983,140	124	$2,480	$985,620

Balance at January 1, 2025	49,275	$983,040	1,000	$100	983,140	124	2,480	$985,620
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	675	13,500	-	-	13,500	-	-	13,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	744	14,880	14,880
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(14,870)	-	-	(14,870)	-	-	(14,870)
Balance at December 31, 2025	49,950	$981,670	1,000	$100	$981,770	868	$17,360	$999,130

F-39

Series 390
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	51,350	1,027,000	-	-	1,027,000	-	-	1,027,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	495	9,900	9,900
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,890)	-	-	(9,890)	-	-	(9,890)
Balance at December 31, 2024	51,350	$1,017,110	1,000	$100	$1,017,210	495	$9,900	$1,027,110

Balance at January 1, 2025	51,350	$1,017,110	1,000	$100	1,017,210	495	9,900	$1,027,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	780	15,600	15,600
Shares exchanged	221	4,420	-	-	4,420	(221)	(4,420)	-
Net income/(loss)	-	(15,590)	-	-	(15,590)	-	-	(15,590)
Balance at December 31, 2025	51,571	$1,005,940	1,000	$100	$1,006,040	1,054	$21,080	$1,027,120

Series 398
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	144,300	2,886,000	-	-	2,886,000	-	-	2,886,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	816	16,320	16,320
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(16,310)	-	-	(16,310)	-	-	(16,310)
Balance at December 31, 2024	144,300	$2,869,690	1,000	$100	$2,869,790	816	$16,320	$2,886,110

Balance at January 1, 2025	144,300	$2,869,690	1,000	$100	2,869,790	816	16,320	$2,886,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,172	43,440	43,440
Shares exchanged	474	9,480	-	-	9,480	(474)	(9,480)	-
Net income/(loss)	-	(43,430)	-	-	(43,430)	-	-	(43,430)
Balance at December 31, 2025	144,774	$2,835,740	1,000	$100	$2,835,840	2,514	$50,280	$2,886,120

F-40

Series 400
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	134,050	2,681,000	-	-	2,681,000	-	-	2,681,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	800	16,000	16,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(15,990)	-	-	(15,990)	-	-	(15,990)
Balance at December 31, 2024	134,050	$2,665,010	1,000	$100	$2,665,110	800	$16,000	$2,681,110

Balance at January 1, 2025	134,050	$2,665,010	1,000	$100	2,665,110	800	16,000	$2,681,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,028	40,560	40,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(40,550)	-	-	(40,550)	-	-	(40,550)
Balance at December 31, 2025	134,050	$2,624,460	1,000	$100	$2,624,560	2,828	$56,560	$2,681,120

Series 413
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	22,250	445,000	-	-	445,000	-	-	445,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	280	5,600	5,600
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,590)	-	-	(5,590)	-	-	(5,590)
Balance at December 31, 2024	22,250	$439,410	1,000	$100	$439,510	280	$5,600	$445,110

Balance at January 1, 2025	22,250	$439,410	1,000	$100	439,510	280	5,600	$445,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	336	6,720	6,720
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,710)	-	-	(6,710)	-	-	(6,710)
Balance at December 31, 2025	22,250	$432,700	1,000	$100	$432,800	616	$12,320	$445,120

F-41

Series 414
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	59,461	1,189,220	-	-	1,189,220	-	-	1,189,220
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	59,461	$1,189,230	1,000	$100	$1,189,330	-	$-	$1,189,330

Balance at January 1, 2025	59,461	$1,189,230	1,000	$100	1,189,330	-	-	$1,189,330
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	17,529	350,580	-	-	350,580	-	-	350,580
Shares issued to noncontrolling interests for management services	-	-	-	-	-	922	18,440	18,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(18,430)	-	-	(18,430)	-	-	(18,430)
Balance at December 31, 2025	76,990	$1,521,380	1,000	$100	$1,521,480	922	$18,440	$1,539,920

Series 431
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	14,950	299,000	-	-	299,000	-	-	299,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	99	1,980	1,980
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,970)	-	-	(1,970)	-	-	(1,970)
Balance at December 31, 2024	14,950	$297,030	1,000	$100	$297,130	99	$1,980	$299,110

Balance at January 1, 2025	14,950	$297,030	1,000	$100	297,130	99	1,980	$299,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	228	4,745	4,745
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,735)	-	-	(4,735)	-	-	(4,735)
Balance at December 31, 2025	14,950	$292,295	1,000	$100	$292,395	327	$6,725	$299,120

F-42

Series 432
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	84,050	1,681,000	-	-	1,681,000	-	-	1,681,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	427	8,540	8,540
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,530)	-	-	(8,530)	-	-	(8,530)
Balance at December 31, 2024	84,050	$1,672,470	1,000	$100	$1,672,570	427	$8,540	$1,681,110

Balance at January 1, 2025	84,050	$1,672,470	1,000	$100	1,672,570	427	8,540	$1,681,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,272	25,440	25,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(25,430)	-	-	(25,430)	-	-	(25,430)
Balance at December 31, 2025	84,050	$1,647,040	1,000	$100	$1,647,140	1,699	$33,980	$1,681,120

Series 436
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	19,950	399,000	-	-	399,000	-	-	399,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	148	2,960	2,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,950)	-	-	(2,950)	-	-	(2,950)
Balance at December 31, 2024	19,950	$396,050	1,000	$100	$396,150	148	$2,960	$399,110

Balance at January 1, 2025	19,950	$396,050	1,000	$100	396,150	148	2,960	$399,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	300	6,000	6,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,990)	-	-	(5,990)	-	-	(5,990)
Balance at December 31, 2025	19,950	$390,060	1,000	$100	$390,160	448	$8,960	$399,120

F-43

Series 447
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	11,925	238,500	-	-	238,500	-	-	238,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	11,925	$238,510	1,000	$100	$238,610	-	$-	$238,610

Balance at January 1, 2025	11,925	$238,510	1,000	$100	238,610	-	-	$238,610
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	1,125	22,500	-	-	22,500	-	-	22,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	146	3,025	3,025
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,015)	-	-	(3,015)	-	-	(3,015)
Balance at December 31, 2025	13,050	$257,995	1,000	$100	$258,095	146	$3,025	$261,120

Series 462
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	22,485	449,700	-	-	449,700	-	-	449,700
Shares issued to noncontrolling interests for management services	-	-	-	-	-	204	4,080	4,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,070)	-	-	(4,070)	-	-	(4,070)
Balance at December 31, 2025	22,485	$445,630	1,000	$100	$445,730	204	$4,080	$449,810

F-44

Series 464
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	113,675	2,273,500	-	-	2,273,500	-	-	2,273,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,297	25,940	25,940
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(25,930)	-	-	(25,930)	-	-	(25,930)
Balance at December 31, 2025	113,675	$2,247,570	1,000	$100	$2,247,670	1,297	$25,940	$2,273,610

Series 466
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	27,743	554,860	-	-	554,860	-	-	554,860
Shares issued to noncontrolling interests for management services	-	-	-	-	-	160	3,200	3,200
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,190)	-	-	(3,190)	-	-	(3,190)
Balance at December 31, 2025	27,743	$551,670	1,000	$100	$551,770	160	$3,200	$554,970

F-45

Series 468
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	55,241	1,104,820	-		1,104,820	-	-	1,104,820
Shares issued to noncontrolling interests for management services	-	-	-	-	-	144	2,880	2,880
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,870)	-	-	(2,870)	-	-	(2,870)
Balance at December 31, 2025	55,241	$1,101,950	1,000	$100	$1,102,050	144	$2,880	$1,104,930

Series 471
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	66,869	1,337,380	-		1,337,380	-	-	1,337,380
Shares issued to noncontrolling interests for management services	-	-	-	-	-	672	13,440	13,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(13,430)	-	-	(13,430)	-	-	(13,430)
Balance at December 31, 2025	66,869	$1,323,950	1,000	$100	$1,324,050	672	$13,440	$1,337,490

F-46

Series 474
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	22,200	444,000	-		444,000	-	-	444,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	230	4,600	4,600
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,590)	-	-	(4,590)	-	-	(4,590)
Balance at December 31, 2025	22,200	$439,410	1,000	$100	$439,510	230	$4,600	$444,110

Series 482
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	21,115	422,300	-		422,300	-	-	422,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2025	21,115	$422,310	1,000	$100	$422,410	-	$-	$422,410

F-47

Series 484
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	58,315	1,166,300	-	-	1,166,300	-	-	1,166,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	321	6,420	6,420
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,410)	-	-	(6,410)	-	-	(6,410)
Balance at December 31, 2025	58,315	$1,159,890	1,000	$100	$1,159,990	321	$6,420	$1,166,410

Series 487
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	10,142	202,840	-	-	202,840	-	-	202,840
Shares issued to noncontrolling interests for management services	-	-	-	-	-	44	880	880
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(870)	-	-	(870)	-	-	(870)
Balance at December 31, 2025	10,142	$201,970	1,000	$100	$202,070	44	$880	$202,950

F-48

Series 490
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	25,550	511,000	-	-	511,000	-	-	511,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	22	440	440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(430)	-	-	(430)	-	-	(430)
Balance at December 31, 2025	25,550	$510,570	1,000	$100	$510,670	22	$440	$511,110

Series 492
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	5,985	119,700	-	-	119,700	-	-	119,700
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2025	5,985	$119,710	1,000	$100	$119,810	-	$-	$119,810

F-49

Series 493
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	24,749	494,980	-		494,980	-	-	494,980
Shares issued to noncontrolling interests for management services	-	-	-	-	-	144	2,880	2,880
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,870)	-	-	(2,870)	-	-	(2,870)
Balance at December 31, 2025	24,749	$492,110	1,000	$100	$492,210	144	$2,880	$495,090

Series 494
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	53,030	1,060,600	-		1,060,600	-	-	1,060,600
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	53,030	$1,060,600	1,000	$100	$1,060,700	-	$-	$1,060,700

F-50

Series 511
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

Series 518
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-51

Series 519
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-		-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

Series 373
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	4,655	133,810	-	$(25,071)	$108,739	101	2,020	$110,759
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	101	2,020	-	-	2,020	(101)	(2,020)	-
Shares distributed	(4,756)	(110,759)			(110,759)			(110,759)
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$25,071	-	$(25,071)	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-		-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	-	$-	$-	-	$-	$-

Consolidated
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Total Class A						Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at January 1, 2024	509,071	10,203,100	16,000	(23,471)	10,179,629	1,058	21,160	10,200,789
Class B shares issued upon entity formation	-	-	10,000	1,000	1,000	-	-	1,000
Share subscriptions settled - Net	986,747	19,734,940	-	-	19,734,940	-	-	19,734,940
Shares issued to noncontrolling interests for management services	-	-	-	-	-	10,158	204,288	204,288
Shares exchanged	242	5,165	-	-	5,165	(242)	(5,165)	-
Shares distributed	(25,447)	(593,531)	(1,000)	(17,338)	(610,869)	-	-	(610,869)
Net income/(loss)	-	(132,306)	-	17,238	(115,068)	-	-	(115,068)
Balance at December 31, 2024	1,470,613	29,217,368	25,000	(22,571)	29,194,797	10,974	220,283	29,415,080

Balance at January 1, 2025	1,470,613	29,192,297	25,000	2,500	29,194,797	10,974	220,283	29,415,080
Class B shares issued upon entity formation	-	-	14,000	1,400	1,400	-	-	1,400
Share subscriptions settled - Net	657,526	13,150,520	-	-	13,150,520	-	-	13,150,520
Shares issued to noncontrolling interests for management services	-	-	-	-	-	27,079	544,358	544,358
Shares exchanged	1,375	27,501	-	-	27,501	(1,375)	(27,501)	-
Shares distributed	-	-	-	-	-	-	-	-
Net income/(loss)	-	(544,008)	-	-	(544,008)	-	-	(544,008)
Balance at December 31, 2025	2,129,514	41,826,310	39,000	3,900	41,830,210	36,678	737,140	42,567,350

F-52

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 325	Series 327	Series 330	Series 332	Series 334	Series 337
Cash Flows from Operating Activities:
Net income/(loss)	$(51,590)	(11,270)	(11,990)	(22,550)	(12,564)	(17,270)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	51,600	11,280	12,000	22,560	12,574	17,280
Changes in operating assets and liabilities:
Other amounts due to affiliates	(122,500)	-	-	-	(340,500)	-
Net Cash Provided/(Used) in Operating Activities	(122,490)	10	10	10	(340,490)	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	95,800	-	-	-	333,900	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	95,800	-	-	-	333,900	-

Net Change in Cash and Cash Equivalents	(26,690)	10	10	10	(6,590)	10
Cash and Cash Equivalents, beginning of period	26,820	120	120	120	6,720	120
Cash and Cash Equivalents, end of period	$130	130	130	130	130	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$122,500	-	-	-	340,500	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	(240,500)	-

The accompanying notes are an integral part of these consolidated financial statements.

F-53

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 349	Series 352	Series 355	Series 358	Series 369	Series 371
Cash Flows from Operating Activities:
Net income/(loss)	$(58,790)	(17,736)	(29,786)	(15,730)	(22,724)	(15,383)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	58,800	17,746	29,796	15,740	22,734	15,393
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	(172,000)	(39,360)	(129,000)	(10,132)	(26,400)
Net Cash Provided/(Used) in Operating Activities	10	(171,990)	(39,350)	(128,990)	(10,122)	(26,390)

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	(1,499,000)	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	(1,499,000)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	178,020	51,120	345,840	10,000	24,400
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	1,000	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	(19,540)	(20,960)	(253,700)	-	-
Net Cash Provided/(Used) in Financing Activities	-	159,480	30,160	92,140	10,000	24,400

Net Change in Cash and Cash Equivalents	10	(12,510)	(9,190)	(36,850)	(1,499,122)	(1,990)
Cash and Cash Equivalents, beginning of period	120	12,630	9,310	36,970	1,499,365	2,120
Cash and Cash Equivalents, end of period	$130	120	120	120	243	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	190,540	60,320	382,700	1,499,000	26,400
Net payable to affiliate incurred for purchase of artwork	$-	(50,000)	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-54

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 375		Series 384	Series 388	Series 390	Series 398	Series 400
Cash Flows from Operating Activities:
Net income/(loss)		$-	(13,234)	(14,870)	(15,590)	(43,430)	(40,550)
Adjustments to reconcile net loss to net cash used in operating activities:		-
Share-based compensation - management services fees		-	13,244	14,880	15,600	43,440	40,560
Changes in operating assets and liabilities:		-
Other amounts due to affiliates		-	-	(13,500)	-	-	-
Net Cash Provided/(Used) in Operating Activities			10	(13,490)	10	10	10

Cash Flows from Investing Activities:		-
Purchase of artwork		-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities			-	-	-	-	-

Cash Flows from Financing Activities:		-
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	13,500	-	-	-
Proceeds from issuance of Class A ordinary shares		-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate		-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate			-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities			-	13,500	-	-	-
		-
Net Change in Cash and Cash Equivalents		-	10	10	10	10	10
Cash and Cash Equivalents, beginning of period		-	120	120	110	110	110
Cash and Cash Equivalents, end of period	$		130	130	120	120	120

Non cash investing and financing activities:		-
Issuance of Class A ordinary shares from subscriptions previously received		$-	-	13,500	-	-	-
Net payable to affiliate incurred for purchase of artwork	$		-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-55

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 413	Series 414	Series 431	Series 432	Series 436	Series 447
Cash Flows from Operating Activities:
Net income/(loss)	$(6,710)	(18,430)	(4,735)	(25,430)	(5,990)	(3,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	6,720	18,440	4,745	25,440	6,000	3,025
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	(155,098)	-	-	-	(22,500)
Net Cash Provided/(Used) in Operating Activities	10	(155,088)	10	10	10	(22,490)

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	342,560	-	-	-	22,500
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	(195,482)	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	147,078	-	-	-	22,500

Net Change in Cash and Cash Equivalents	10	(8,010)	10	10	10	10
Cash and Cash Equivalents, beginning of period	110	8,730	110	110	110	110
Cash and Cash Equivalents, end of period	$120	720	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	350,580	-	-	-	22,500
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-56

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 462	Series 464	Series 466	Series 468	Series 471	Series 474
Cash Flows from Operating Activities:
Net income/(loss)	$(4,070)	(25,930)	(3,190)	(2,870)	(13,430)	(4,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	4,080	25,940	3,200	2,880	13,440	4,600
Changes in operating assets and liabilities:
Other amounts due to affiliates	300	2,500	140	33,180	5,620	-
Net Cash Provided/(Used) in Operating Activities	310	2,510	150	33,190	5,630	10

Cash Flows from Investing Activities:
Purchase of artwork	(450,000)	(2,276,000)	(555,000)	(1,138,000)	(1,343,000)	(444,000)
Net Cash Provided/(Used) in Investing Activities	(450,000)	(2,276,000)	(555,000)	(1,138,000)	(1,343,000)	(444,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	450,460	2,274,000	574,900	1,118,308	1,338,380	444,000
Proceeds from issuance of Class A ordinary shares	-	-	-	(8,000)	(1,000)	-
Proceeds from non-interest bearing advance from affiliate	-	-	10,800	89,580	63,740	-
Repayment of non-interest bearing advance from affiliate	-	-	(10,800)	(89,580)	(63,740)	-
Net Cash Provided/(Used) in Financing Activities	450,460	2,274,100	575,000	1,110,408	1,337,480	444,100

Net Change in Cash and Cash Equivalents	770	610	20,150	5,598	110	110
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$770	610	20,150	5,598	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$449,700	2,273,500	554,860	1,112,820	1,338,380	444,000
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-57

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 482	Series 484	Series 487	Series 490	Series 492	Series 493
Cash Flows from Operating Activities:
Net income/(loss)	$10	(6,410)	(870)	(430)	10	(2,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	6,420	880	440	-	2,880
Changes in operating assets and liabilities:
Other amounts due to affiliates	21,700	11,700	6,160	5,000	56,500	1,020
Net Cash Provided/(Used) in Operating Activities	21,710	11,710	6,170	5,010	56,510	1,030

Cash Flows from Investing Activities:
Purchase of artwork	(444,000)	(1,178,000)	(209,000)	(516,000)	(389,000)	(496,000)
Net Cash Provided/(Used) in Investing Activities	(444,000)	(1,178,000)	(209,000)	(516,000)	(389,000)	(496,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	422,300	1,166,900	210,520	511,000	119,700	495,200
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	333,160	70,853	-	191,500	301,780	-
Repayment of non-interest bearing advance from affiliate	(333,160)	(70,853)	-	(191,500)	(88,980)	-
Net Cash Provided/(Used) in Financing Activities	422,400	1,167,000	210,620	511,100	332,600	495,300

Net Change in Cash and Cash Equivalents	110	710	7,790	110	110	330
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$110	710	7,790	110	110	330

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$422,300	1,166,300	202,840	511,000	119,700	494,980
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	17,500	-

The accompanying notes are an integral part of these consolidated financial statements.

F-58

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 494	Series 511	Series 518	Series 519	Series 373	Series General	Series Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-	(544,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	-	-	-	-	-	544,358
Changes in operating assets and liabilities:
Other amounts due to affiliates	333,000	-	-	-	-	(10,082)	(564,252)
Net Cash Provided/(Used) in Operating Activities	333,000	-	-	-	-	(10,082)	(563,902)

Cash Flows from Investing Activities:
Purchase of artwork	(3,333,000)	-	-	-	-	-	(14,270,000)
Net Cash Provided/(Used) in Investing Activities	(3,333,000)	-	-	-	-	-	(14,270,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	100	-	-	1,500
Net proceeds from unsettled subscriptions and investor subscription deposits	1,073,400	0	302,000	0	-	-	11,918,709
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-	(9,000)
Proceeds from non-interest bearing advance from affiliate	1,939,400	-	-	-	-	-	3,001,813
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-	(1,338,295)
Net Cash Provided/(Used) in Financing Activities	3,012,900	100	302,100	100	-	-	13,574,727

Net Change in Cash and Cash Equivalents	12,900	100	302,100	100	-	(10,082)	(1,259,175)
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	1,128	1,605,513
Cash and Cash Equivalents, end of period	$12,900	100	302,100	100	-	(8,954)	346,338

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$1,060,600	-	-	-	-	-	13,159,520
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-	(273,000)

The accompanying notes are an integral part of these consolidated financial statements.

F-59

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 325		Series 327	Series 330	Series 332	Series 334	Series 337
Cash Flows from Operating Activities:
Net income/(loss)		$(3,710)	(9,830)	(11,750)	(22,070)	10	(17,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		3,720	9,840	11,760	22,080	-	17,291
Gain on Sale of Artwork		-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		(683,500)	(127,920)	-	-	(592,020)	-
Net Cash Provided/(Used) in Investing Activities		(683,500)	(127,920)	-	-	(592,020)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		26,700	-	-	-	6,600	-
Proceeds from issuance of Class A ordinary shares		2,747,660	114,920			581,020
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate		-	-	-	-	27,060	-
Repayment of non-interest bearing advance from affiliate		(2,064,160)	-	-	-	(27,060)	-
Net Cash Provided/(Used) in Financing Activities		710,200	114,920	-	-	587,620	-

Net Change in Cash and Cash Equivalents		26,710	(12,990)	10	10	(4,390)	10
Cash and Cash Equivalents, beginning of period		110	13,110	110	110	11,110	110
Cash and Cash Equivalents, end of period		$26,820	120	120	120	6,720	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$		13,000			11,000
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	240,500	-

The accompanying notes are an integral part of these consolidated financial statements.

F-60

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 349	Series 352	Series 355	Series 358	Series 369	Series 371
Cash Flows from Operating Activities:
Net income/(loss)	$(58,070)	10	(2,110)	10	-	(790)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	58,080	-	2,120	-	-	800
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	10,265	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10,265	10

Cash Flows from Investing Activities:
Purchase of artwork	(120,000)	(1,055,000)	(1,911,640)	(1,150,000)	-	(667,780)
Net Cash Provided/(Used) in Investing Activities	(120,000)	(1,055,000)	(1,911,640)	(1,150,000)	-	(667,780)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	100	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	12,520	9,200	36,860	1,489,000	2,000
Proceeds from issuance of Class A ordinary shares	102,800	1,036,460	1,890,680	896,300		659,980
Redemptions of Class A ordinary shares and Class B ordinary shares		-
Proceeds from non-interest bearing advance from affiliate	2,000	787,240	1,247,780	1,011,200	-	1,000
Repayment of non-interest bearing advance from affiliate	(2,000)	(768,700)	(1,226,820)	(757,500)	-	(1,000)
Net Cash Provided/(Used) in Financing Activities	102,800	1,067,620	1,920,940	1,186,960	1,489,100	661,980

Net Change in Cash and Cash Equivalents	(17,190)	12,630	9,310	36,970	1,499,365	(5,790)
Cash and Cash Equivalents, beginning of period	17,310	-	-	-	-	7,910
Cash and Cash Equivalents, end of period	$120	12,630	9,310	36,970	1,499,365	2,120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$17,200					7,800
Net payable to affiliate incurred for purchase of artwork	$-	50,000	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-61

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 375		Series 384	Series 388	Series 390	Series 398	Series 400
Cash Flows from Operating Activities:
Net income/(loss)		$86,735	(12,542)	(2,470)	(9,890)	(16,310)	(15,990)
Adjustments to reconcile net loss to net cash used in operating activities:		-
Share-based compensation - administrative services fees		2,265	12,552	2,480	9,900	16,320	16,000
Gain on Sale of Artwork		(89,000)	-	-	-	-	-
Changes in operating assets and liabilities:		-
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		-	10	10	10	10	10

Cash Flows from Investing Activities:		-
Purchase of artwork		500,000	-	(810,400)	(1,027,000)	(2,886,000)	(2,681,000)
Net Cash Provided/(Used) in Investing Activities		500,000	-	(810,400)	(1,027,000)	(2,886,000)	(2,681,000)

Cash Flows from Financing Activities:		-
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares		-		783,900	1,027,000	2,886,000	2,681,000
Redemptions of Class A ordinary shares and Class B ordinary shares		(500,110)
Proceeds from non-interest bearing advance from affiliate		-	-	-	-	300	2,380,047
Repayment of non-interest bearing advance from affiliate		-	-	-	-	(300)	(2,380,047)
Net Cash Provided/(Used) in Financing Activities		(500,110)	-	783,900	1,027,000	2,886,000	2,681,000
		-
Net Change in Cash and Cash Equivalents		(110)	10	(26,490)	10	10	10
Cash and Cash Equivalents, beginning of period		110	110	26,610	100	100	100
Cash and Cash Equivalents, end of period		$-	120	120	110	110	110

Non cash investing and financing activities:		-
Issuance of Class A ordinary shares from subscriptions previously received		$-		26,500
Net payable to affiliate incurred for purchase of artwork	$		-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-62

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 413		Series 414	Series 431	Series 432	Series 436	Series 447
Cash Flows from Operating Activities:
Net income/(loss)		$(5,590)	10	(1,970)	(8,530)	(2,950)	10
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		5,600	-	1,980	8,540	2,960	-
Gain on Sale of Artwork		-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		(445,000)	(1,384,702)	(299,000)	(1,681,000)	(399,000)	(238,500)
Net Cash Provided/(Used) in Investing Activities		(445,000)	(1,384,702)	(299,000)	(1,681,000)	(399,000)	(238,500)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		-	-	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits		-	8,620	-	-	-	-
Proceeds from issuance of Class A ordinary shares		445,000	1,189,220	299,000	1,681,000	399,000	238,500
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate		393,351	1,019,462	17,700	-	-	-
Repayment of non-interest bearing advance from affiliate		(393,351)	(823,980)	(17,700)	-	-	-
Net Cash Provided/(Used) in Financing Activities		445,000	1,393,322	299,100	1,681,100	399,100	238,600

Net Change in Cash and Cash Equivalents		10	8,630	110	110	110	110
Cash and Cash Equivalents, beginning of period		100	100	-	-	-	-
Cash and Cash Equivalents, end of period		$110	8,730	110	110	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-63

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 462		Series 464	Series 466	Series 468	Series 471	Series 474
Cash Flows from Operating Activities:
Net income/(loss)		$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		-	-	-	-	-	-
Gain on Sale of Artwork		-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork		-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities		-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares			-		-	-	-
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate		-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate		-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities		-	-	-	-	-	-

Net Change in Cash and Cash Equivalents		-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period		-	-	-	-	-	-
Cash and Cash Equivalents, end of period		$-	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$		-		-	-	-
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-64

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 482	Series 484	Series 487	Series 490	Series 492	Series 493
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-65

MASTERWORKS VAULT 3, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 494	Series 511	Series 518	Series 519	Series 373	Series General	Series Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-	(115,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-	204,288
Gain on Sale of Artwork	-	-	-	-	-	-	(89,000)
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	1,128	11,393
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	1,128	11,613

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-	(17,659,462)
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-	(17,659,462)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-	800
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-	1,591,500
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-	19,659,440
Redemptions of Class A ordinary shares and Class B ordinary shares					(110,759)		(610,869)
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-	6,887,140
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-	(8,462,618)
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	(110,759)	-	19,065,393

Net Change in Cash and Cash Equivalents	-	-	-	-	(110,759)	1,128	1,417,544
Cash and Cash Equivalents, beginning of period	-	-	-	-	110,759	-	187,969
Cash and Cash Equivalents, end of period	$-	-	-	-	-	1,128	1,605,513

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-	75,500
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-	290,500

The accompanying notes are an integral part of these consolidated financial statements.

F-66

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization – Masterworks Vault 3, LLC (the “Company”) was formed on June 14, 2023 as a Delaware series limited liability company to facilitate investment in individual works of art (each, an “Artwork”) that will be owned by individual series of the Company. We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork is owned by a separate series of the Company. Each series raises investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended. Each series issues Class A ordinary shares (“Class A shares”) representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

All the proceeds from a series offering will be used to pay, directly or indirectly, for the acquisition of a single Artwork, and to pay an expense allocation to Masterworks Gallery, LLC (“Gallery”), a subsidiary of Masterworks, LLC (“Masterworks”), equal to 11% of the purchase price of the Artwork (or approximately 10% of the size of the series offering). The Company is managed by a Board of Managers comprised of three individuals and is administered by Masterworks Administrative Services, LLC (the “Administrator”).

Principles of Consolidation – The consolidated financial statements of each individual series include the accounts of the individual series and a segregated portfolio of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company (a “SPC”). Each individual series holds title to the specific Artwork that it acquires in a SPC. When a SPC acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC ordinary shares (“SPC Ordinary shares”) in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering, upon a conversion of Class B ordinary shares or exchange of SPC Preferred shares (as defined in this Note), additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The accounts of any such series and its corresponding segregated portfolio of the SPC represent the consolidated financial statements of such series, due to the fact that any such series treats the corresponding segregated portfolio as a consolidated subsidiary in these financial statements in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 810-10 Consolidation: Overall (“ASC 810”) . All significant intercompany transactions and balances have been eliminated in consolidation.

The Company reports consolidated financial statements of all its series given that they are under common control. In accordance with ASC 810, reporting entities eliminate intercompany transactions in consolidated financial statements and noncontrolling interest is presented in the consolidated financial statements when a subsidiary of any of the consolidated entities has a noncontrolling interest.

Members’ Liability – The Company is organized as a Delaware series limited liability company, and the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of SPC are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company would only be entitled to recover against assets attributed and credited to the specific series of the Company that has a direct financial obligation to such creditor. As such, the liability of a member of a series of the Company for the financial obligations of the series of the Company is limited to the member’s contribution of capital to such series.

Basis of Accounting and Use of Estimates – The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses in the statements of operations during the applicable period. Actual results could materially differ from those estimates.

Cash – The Company’s cash consists of cash held in a Federal Deposit Insurance Corporation (“FDIC”) insured bank account.

Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase, including investments in money market funds, to be cash equivalents. These investments are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value.

F-67

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Artwork – The Artwork of each series is recorded at cost, which is the purchase price paid for the Artwork plus the Expense Allocation (as defined below), and any other expenditure deemed necessary to bring the Artwork to the intended use (e.g. shipping costs and import taxes). Artwork is determined to have an indefinite life. The Company will review the Artwork for impairment in accordance with the requirements of FASB ASC Subtopic 360-10, Property, Plant, and Equipment: Impairment and Disposal of Long-Lived Assets (“ASC-360”). Those requirements require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the Artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company:

●	Considers whether indicators of impairment are present. Indicators or triggers of impairment management considers are: deteriorating physical condition of the Artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist, and other events, circumstances, or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork, to its carrying value; and

●	If the amount realizable upon sale of the Artwork is deemed to be less than its carrying value, the Company would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s consolidated financial statements. There were no events or circumstances indicating impairment of the Artwork for the period presented.

Expense Allocation – Each series of the Company agreed to pay Gallery an expense allocation payment equal to 11% of the purchase price of the Artwork, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Concentration of Credit Risk – Financial instruments that potentially subject each series of the Company to a concentration of credit risk consist of cash and cash equivalents. Substantially all the cash of each series of the Company is held by two financial institutions that management believes are of high credit quality in amounts that may exceed federally insured limits at times. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institution in which it deposits funds and cash is only held for a short duration pending closing or a distribution to members.

F-68

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Class A ordinary Share – Basic earnings (loss) per share is calculated by dividing net income (loss) attributable to Class A ordinary shareholders by the weighted-average number of Class A ordinary shares outstanding during the period.

For diluted earnings per share, the weighted-average share count also includes additional Class A shares that could be issued from:

1.	The exchange of SPC Preferred shares (as defined later in this Note).
2.	The conversion of Class B shares, if any, based on the estimated fair value of the related artwork.

If a Series reports a net loss for the period, diluted earnings per share equals basic earnings per share because the inclusion of potentially dilutive securities would be anti-dilutive.

Income Taxes – The Company is a Delaware series limited liability company, and the Company is treated as a partnership for U.S. tax purposes. Each series is disregarded for income tax purposes. As such, the Company and each of its series are pass-throughs for income tax purposes and generally not subject to federal or state income taxes. Instead, each series’ taxable income or loss, which may differ significantly from the income or loss reported in the financial statements, is allocated to its members and each member is responsible for reporting their share of the series’ taxable income or loss on their federal and state tax returns. Accordingly, no provision for income taxes is reflected in the accompanying financial statements.

For the current tax year and all major taxing jurisdictions, the Administrator has determined that the Company and each series qualify as pass-through entities with no uncertain tax positions requiring recognition in the financial statements. If any series incurs an income tax liability in the future, Interest on the liability will be recorded as interest expense and penalties will be recorded as income tax expense for that series. The Administrator does not anticipate material changes to its assessment of uncertain tax positions in the next twelve months. However, this conclusion may be subject to review and adjustment based on changes in tax laws, regulations, interpretations, or other factors, including the timing of deductions, income allocation across jurisdictions, and compliance with U.S., state, and foreign tax laws.

Unsettled Subscriptions and Investor Subscription Deposits – The unsettled subscriptions and investor subscription deposits consist of amounts received from potential investors that are expected to be settled in Class A shares of a series at an undetermined future date upon closing of the relevant offering.

Organizational and Offering Costs – The Administrator will pay all of the Company’s ordinary ongoing operating costs and expenses and manage all management services relating to the Company’s business, each series and the Artwork of each series in exchange for SPC Preferred shares as later defined in this Note.

Organizational and offering costs include all expenses relating to the formation of the Company and its series, the qualification of the series’ offerings, and the marketing and distribution of each series’ Class A shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars; mailing and distribution costs; telephones, internet, and other telecommunications costs; all advertising and marketing expenses; charges of experts and fees; expenses and taxes related to the series’ offerings; and qualification of the sale of Class A shares of a series under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company did not pay any of these costs and is not required to reimburse the Administrator for any of these costs. Accordingly, these costs are not included in the Company’s consolidated financial statements.

F-69

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Members’ Equity – Members’ equity for each series is comprised of different types of membership interests: Class A shares, Class B ordinary shares (“Class B shares”), a Class C ordinary share (“Class C share”), as well as SPC preferred shares (“SPC Preferred Shares”) and SPC ordinary shares (“SPC Ordinary shares”) of SPC:

Class A shares - The Class A shares of each series represent in the aggregate 100% of the members’ capital accounts of each such series and an 80% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

The authorized number of Class A shares for each series is limited to the primary offering number of shares plus: (i) the number of Class A shares which may be issued upon exchange of the SPC Preferred shares, plus (ii) shares which may be issued upon conversion of Class B shares. All Class A shares have certain limited voting and approval rights, including for the issuance of additional shares and removing members of the Board of Managers or the Administrator. The Board of Managers controls all other actions as stated in the Company’s amended and restated operating agreement.

Class B shares - The Class B shares of each series initially held by Masterworks Foundry, LLC (“Foundry”) are profit interests that represent a 20% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses. In addition, prior to a sale of the Artwork, Class B shares of series may be converted into Class A shares of such series with a value at the time of conversion equal to 20% of the increase in value of the Company’s issued and outstanding Class A and B shares. The authorized number of Class B shares is limited to the number of Class B shares set forth on the Consolidated Statement of Members’ Equity. The convertible Class B shares have no specified exercise date, exercise price, or expiration. Class B shares for any series have 100% of the voting rights prior to the issuance of Class A shares of such series and no voting rights after the issuance of Class A shares of such series.

Class C share - The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

SPC Preferred shares - The SPC Preferred shares have a $20 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the Class A shares. The SPC Preferred shares are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), the Administrator, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), the Administrator would exchange its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders. The number of SPC Preferred shares shall be limited to the number of SPC Preferred shares which may be issued pursuant to a management service agreement signed with the Administrator (Note 2).

SPC Ordinary shares - The SPC Ordinary shares represent a 100% residual economic ownership interest in the Segregated Portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares (as defined below), if any. Each Series’ membership interest represented by SPC Ordinary shares is eliminated upon consolidation between each Series and its corresponding SPC.

Revenue Recognition – The Company does not plan to generate a material amount of revenue until the Artwork of any series is sold at some undetermined future date. At the time of sale, revenue will be recognized upon the transfer of the Artwork title to the buyer.

F-70

2. RELATED PARTY TRANSACTIONS

Management services are provided pursuant to a management services agreement among the Company, on behalf of each applicable series, Masterworks Cayman, SPC, on behalf of each applicable segregated portfolio, and the Administrator, which was entered into prior to the initial closing of the initial series offerings, and incorporates a “unitary” fee structure (the “Management Services Agreement”). This means the Administrator will pay all of the ordinary ongoing operating costs and expenses and manage all management services relating to the business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman, SPC (the “SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman, SPC outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. The Company recognizes the management services fees expense at the time of issuance of the related SPC Preferred shares as the requisite service period is considered completed. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. The SPC Preferred shares are recorded using the net asset value effective as of the applicable quarter-end in which the management services fee is due and payable. No management services fees are payable for the period prior to the closing of 95% of the applicable series offering

The management services fee covers all ordinary operating costs of the Company and each series; however, the Administrator will charge the Company for any extraordinary costs and payments, including costs and payments associated with litigation, arbitration, or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction and for selling the Artwork of each series. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence for the applicable series, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Artwork is sold, and the resulting proceeds can be used to settle the liability to the Administrator. The Administrator may be removed from its role as Administrator if the holders of two-thirds (⅔) of the voting shares of all series of the Company voting as a single class vote to remove and replace the Administrator, which would result in termination of the Management Services Agreement.

Additionally, the Management Services Agreement also provides that the Administrator will pay the Company for the rights to commercialize the Artwork of each series for the duration of the operations of the Company. Each series receives de minimis royalty income from the Administrator by the end of each fiscal year.

All balances and transactions denoted as to or from “affiliate” on the accompanying consolidated balance sheet, statement of operations, and statement cash flows represent related party transactions.

F-71

3. FAIR VALUE MEASUREMENTS

Financial assets are recorded at fair value, which is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date.

The accounting guidance establishes a three-tier fair value hierarchy based on the inputs used in valuation:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●	Level 2: Observable inputs other than quoted prices, including market data for similar assets or liabilities.
●	Level 3: Unobservable inputs based on management’s estimates, considering valuation risks.

Each series determines fair value using quoted prices, market data, or valuation techniques that prioritize observable inputs while considering counterparty credit risk.

If a series holds financial assets, the following table(s) present their fair value by hierarchy level (in thousands):

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Money Market Funds
Series 369	132			132
Total Assets	$132	$-	$-	$132

4. ADMINISTRATOR SUMMARY FINANCIAL INFORMATION

The Company is not expected to maintain a material amount of cash and will be entirely dependent upon the Administrator to perform administrative services and to pay ordinary ongoing costs and expenses to maintain the Artwork and manage the Company’s operations. The table below summarizes selected unaudited financial information of the Administrator:

	December 31,
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	-	-
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total member’s equity	$29,691,198	$33,561,892

5. RISKS AND UNCERTAINTIES

The nature of the Company’s operations are limited in scope. The Company holds no material assets other than the Artworks beneficially owned by each series, has no employees, and has no debts or contractual obligations, other than a management services agreement pursuant to which the Administrator will provide services that are essential to the Company, such as storage, insurance, display, transport, SEC filings and compliance, and other normal operating services, and the Administrator will fund all of such costs and expenses. As a result of this relationship, the Company is dependent upon the Administrator and is totally reliant on the Administrator to manage its business.

The preparation of the consolidated financial statements requires the use of estimates by management. Although the Artwork of each series is carried at its cost basis, subject to possible impairment, Management must estimate the value of the Artwork to determine the expense associated with fees payable to the Administrator, which are payable in the form of SPC Preferred shares that are convertible to Class A shares, hence, representing membership interests in the Company. The value of Artwork is highly subjective and given that each artwork is unique, there is a risk that management’s estimates are materially incorrect, which would result in an understatement or overstatement of the Company’s expenses. The value of the Artwork of each series estimated by management has no impact on the number of SPC Preferred shares issued or Class A shares issuable upon conversion thereof.

The Company is subject to an exceptionally high level of concentration risk. The Artwork of any series can decline in value, become worthless or be difficult or impossible to liquidate due to economic factors, trends in the art market generally, trends relating to the genre of the artwork or trends relating to the market for works by the artist that produced the Artwork, as well as changes in the condition of the Artwork and other factors. In periods of global financial weakness and disruption in financial and capital markets, the art market tends to experience declines in transaction volume, making it extremely difficult to liquidate artwork during such periods at acceptable values or at all.

6. SUBSEQUENT EVENTS

Management has evaluated events and transactions that have occurred since December 31, 2025 and reflected their effects, if any, in these statements through April 1, 2026, the date the financial statements were available to be issued, and a summary of material events is set forth below.

The table below shows offerings, which have been qualified after the date of the financial statements through April 1, 2026:

Series	Underlying Asset	Maximum Offering Size	Class A shares	Qualification Date
Series 526	Painting by Banksy	$1,454,000	72,700	2/9/2026
Series 529	Painting by Ernie Barnes	$255,000	12,750	3/31/2026
Series 531	Painting by Andy Warhol	$516,000	25,800	3/31/2026

F-72

Item 8. Exhibits

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-A filed on June 27, 2023).*
2.2	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Form 1-A filed on June 27, 2023).*
2.3	Form of Second Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-U filed on January 4, 2024).*
4.1	Form of Subscription Agreement (incorporated by reference to the copy thereof submitted as Exhibit 4.1 to the Company’s Form 1-A filed on June 27, 2023).*
6.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-A POS filed on August 4, 2023).*
6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Form 1-U filed on August 31, 2023).*
6.3	Form of Amended and Restated Management Services Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on January 4, 2024).*
6.4	Form of Amended and Restated Financing, License and Sourcing Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on February 9, 2024).*
6.5	Art Purchase Agreement for Series 325 (incorporated by reference to the copy thereof submitted as Exhibit 6.5 to the Company’s Form 1-A filed on June 27, 2023).*
6.6	Art Purchase Agreement for Series 327 (incorporated by reference to the copy thereof submitted as Exhibit 6.6 to the Company’s Form 1-A filed on June 27, 2023).*
6.7	Art Purchase Agreement for Series 330 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A filed on June 27, 2023).*
6.8	Art Purchase Agreement for Series 332 (incorporated by reference to the copy thereof submitted as Exhibit 6.8 to the Company’s Form 1-A filed on June 27, 2023).*
6.9	Art Purchase Agreement for Series 337 (incorporated by reference to the copy thereof submitted as Exhibit 6.9 to the Company’s Form 1-A filed on June 27, 2023).*
6.10	Art Purchase Agreement for Series 334 (incorporated by reference to the copy thereof submitted as Exhibit 6.10 to the Company’s Form 1-A POS filed on August 4, 2023).*
6.11	Art Purchase Agreement for Series 349 (incorporated by reference to the copy thereof submitted as Exhibit 6.11 to the Company’s Form 1-A POS filed on August 4, 2023).*
6.12	Art Purchase Agreement for Series 371 (incorporated by reference to the copy thereof submitted as Exhibit 6.12 to the Company’s Form 1-A POS filed on August 4, 2023).*
6.13	Art Purchase Agreement for Series 373 (incorporated by reference to the copy thereof submitted as Exhibit 6.13 to the Company’s Form 1-A POS filed on August 4, 2023).*
6.14	Art Purchase Agreement for Series 375 (incorporated by reference to the copy thereof submitted as Exhibit 6.14 to the Company’s Form 1-A POS filed on August 4, 2023).*
6.15	Art Purchase Agreement for Series 384 (incorporated by reference to the copy thereof submitted as Exhibit 6.15 to the Company’s Form 1-A POS filed on September 13, 2023).*
6.16	Art Purchase Agreement for Series 388 (incorporated by reference to the copy thereof submitted as Exhibit 6.16 to the Company’s Form 1-A POS filed on September 25, 2023).*
6.17	Art Purchase Agreement for Series 390 (incorporated by reference to the copy thereof submitted as Exhibit 6.17 to the Company’s Form 1-A POS filed on September 25, 2023).*
6.18	Art Purchase Agreement for Series 398 (incorporated by reference to the copy thereof submitted as Exhibit 6.18 to the Company’s Form 1-A POS filed on September 25, 2023).*
6.19	Art Purchase Agreement for Series 400 (incorporated by reference to the copy thereof submitted as Exhibit 6.19 to the Company’s Form 1-A POS filed on October 23, 2023).*
6.20	Art Purchase Agreement for Series 413 (incorporated by reference to the copy thereof submitted as Exhibit 6.20 to the Company’s Form 1-A POS filed on October 23, 2023).*
6.21	Art Purchase Agreement for Series 414 (incorporated by reference to the copy thereof submitted as Exhibit 6.21 to the Company’s Form 1-A POS filed on October 23, 2023).*
6.22	Art Purchase Agreement for Series 431 (incorporated by reference to the copy thereof submitted as Exhibit 6.22 to the Company’s Form 1-A POS filed on March 6, 2024).*

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6.23	Art Purchase Agreement for Series 432 (incorporated by reference to the copy thereof submitted as Exhibit 6.23 to the Company’s Form 1-A POS filed on March 6, 2024).*
6.24	Art Purchase Agreement for Series 436 (incorporated by reference to the copy thereof submitted as Exhibit 6.24 to the Company’s Form 1-A POS filed on March 18, 2024).*
6.25	Art Purchase Agreement for Series 352 (incorporated by reference to the copy thereof submitted as Exhibit 6.25 to the Company’s Form 1-A POS filed on April 22, 2024).*
6.26	Art Purchase Agreement for Series 355 (incorporated by reference to the copy thereof submitted as Exhibit 6.26 to the Company’s Form 1-A POS filed on May 28, 2024).*
6.27	Art Purchase Agreement for Series 358 (incorporated by reference to the copy thereof submitted as Exhibit 6.27 to the Company’s Form 1-A POS filed on May 28, 2024).*
6.28	Art Purchase Agreement for Series 369 (incorporated by reference to the copy thereof submitted as Exhibit 6.28 to the Company’s Form 1-A POS filed on July 10, 2024).*
6.29	Art Purchase Agreement for Series 447 (incorporated by reference to the copy thereof submitted as Exhibit 6.29 to the Company’s Form 1-A POS filed on September 3, 2024).*
6.30	Art Purchase Agreement for Series 462 (incorporated by reference to the copy thereof submitted as Exhibit 6.30 to the Company’s Form 1-A POS filed on December 26, 2024).*
6.31	Art Purchase Agreement for Series 466 (incorporated by reference to the copy thereof submitted as Exhibit 6.31 to the Company’s Form 1-A POS filed on December 26, 2024).*
6.32	Art Purchase Agreement for Series 464 (incorporated by reference to the copy thereof submitted as Exhibit 6.32 to the Company’s Form 1-A POS filed on January 17, 2025).*
6.33	Art Purchase Agreement for Series 471 (incorporated by reference to the copy thereof submitted as Exhibit 6.33 to the Company’s Form 1-A POS filed on February 13, 2025).*
6.34	Art Purchase Agreement for Series 474 (incorporated by reference to the copy thereof submitted as Exhibit 6.34 to the Company’s Form 1-A POS filed on February 28, 2025).*
6.35	Art Purchase Agreement for Series 484 (incorporated by reference to the copy thereof submitted as Exhibit 6.35 to the Company’s Form 1-A POS filed on March 20, 2025).*
6.36	Art Purchase Agreement for Series 468 (incorporated by reference to the copy thereof submitted as Exhibit 6.36 to the Company’s Form 1-A POS filed on April 7, 2025).*
6.37	Art Purchase Agreement for Series 482 (incorporated by reference to the copy thereof submitted as Exhibit 6.37 to the Company’s Form 1-A POS filed on April 7, 2025).*
6.38	Art Purchase Agreement for Series 487 (incorporated by reference to the copy thereof submitted as Exhibit 6.38 to the Company’s Form 1-A POS filed on April 7, 2025).*
6.39	Art Purchase Agreement for Series 490 (incorporated by reference to the copy thereof submitted as Exhibit 6.39 to the Company’s Form 1-A POS filed on May 2, 2025).*
6.40	Art Purchase Agreement for Series 492 (incorporated by reference to the copy thereof submitted as Exhibit 6.40 to the Company’s Form 1-A POS filed on May 2, 2025).*
6.41	Art Purchase Agreement for Series 493 (incorporated by reference to the copy thereof submitted as Exhibit 6.41 to the Company’s Form 1-A POS filed on May 20, 2025).*
6.42	Art Purchase Agreement for Series 494 (incorporated by reference to the copy thereof submitted as Exhibit 6.42 to the Company’s Form 1-A POS filed on May 20, 2025).*
6.43	Art Purchase Agreement for Series 511 (incorporated by reference to the copy thereof submitted as Exhibit 6.43 to the Company’s Form 1-A POS filed on November 24, 2025).*
6.44	Art Purchase Agreement for Series 518 (incorporated by reference to the copy thereof submitted as Exhibit 6.44 to the Company’s Form 1-A POS filed on November 24, 2025).*
6.45	Art Purchase Agreement for Series 519 (incorporated by reference to the copy thereof submitted as Exhibit 6.45 to the Company’s Form 1-A POS filed on November 24, 2025).*
6.46	Consignment Agreement for Series 373 (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on December 15, 2023).*
6.47	Consignment Agreement for Series 375 (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on February 6, 2024).*

* Filed Previously

15

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Masterworks Vault 3, LLC

By:	/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel & Secretary

Pursuant to the requirements of Regulation A, this Report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nigel S. Glenday	Chief Executive Officer	April 1, 2026
Nigel S. Glenday	(Principal Executive Officer)

/s/ Nigel S. Glenday	Chief Financial Officer (Principal Financial Officer	April 1, 2026
Nigel S. Glenday	and Principal Accounting Officer) and Member of Board of Managers

/s/ Joshua B. Goldstein	Member of the Board of Managers	April 1, 2026
Joshua B. Goldstein

16